UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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TranSwitch Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 19, 2011

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of TranSwitch Corporation, a Delaware corporation (the “Corporation”), will be held on Thursday, May 19, 2011, at 10:00 A.M., local time, at the Scinto Corporate Park, Tower 3 — Auditorium, 3 Corporate Drive, Shelton, CT 06484 for the following purposes:

1.	To elect seven directors to the Corporation’s Board of Directors to serve until the next Annual Meeting of Stockholders;
2.	To add an additional 125,000 shares to our 2005 Employee Stock Purchase Plan as amended;
3.	To ratify the appointment of Marcum LLP as the Corporation’s independent registered public company accounting firm for the fiscal year ending December 31, 2011; and
4.	To transact such other business as may properly come before the meeting and any continuations or adjournments thereof.

The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement that is attached to and made a part of this Notice.

The Board of Directors has fixed the close of business on March 22, 2011, as the record date (the “Record Date”) for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided, or vote electronically through the Internet or by telephone, to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors, Thomas P. Richtarich Corporate Secretary

Shelton, Connecticut
April 8, 2011

Three Enterprise Drive
Shelton, Connecticut 06484

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation by the Corporation’s Board of Directors of proxies for use in voting at the Annual Meeting of Stockholders to be held on Thursday, May 19, 2011, at 10:00 A.M., local time, at the Scinto Corporate Park, Tower 3 — Auditorium, 3 Corporate Drive, Shelton, CT 06484, or at any continuation or adjournments thereof.

This Proxy Statement, the enclosed proxy card and the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010, are being mailed and made available electronically to stockholders entitled to vote at the Annual Meeting on or about April 8, 2011.

Revocability of Proxies

The execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with the Secretary of the Corporation at any time before it is exercised or (ii) voting in person at the Annual Meeting. Deliveries to the Corporation should be sent to its principal executive office, addressed to Mr. Thomas Richtarich, Corporate Secretary, TranSwitch Corporation, Three Enterprise Drive, Shelton, CT 06484.

Voting Securities

The Board of Directors has fixed the close of business on March 22, 2011 as the Record Date. Only stockholders of record as of the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournments thereof. As of the Record Date, 23,804,415 shares of common stock, $.001 par value per share (the “Common Stock”), of the Corporation were issued, outstanding and held of record by 495 stockholders.

Voting and Solicitation

On each proposal submitted to a vote at the Annual Meeting, each stockholder is entitled to cast one vote for each share of Common Stock held as of the record date. The holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

The persons named as attorneys in the proxies, Dr. M. Ali Khatibzadeh and Mr. Robert A. Bosi, were selected by the Board of Directors and are directors and/or named executive officers of the Corporation. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted by them, or one of them if both are not available, as stated below. Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by so marking the proxy in the space provided thereon.

At the Annual Meeting, the stockholders will consider and vote on proposals to: (1) elect the nominated directors (the “Nominees”); (2) approve an amendment to the TranSwitch Corporation 2005 Employee Stock Purchase Plan to increase by 125,000 the number of shares of Common Stock available for purchase thereunder; (3) ratify the appointment of Marcum LLP as the Corporation’s independent registered public company accounting firm for the fiscal year ending December 31, 2011; and (4) to transact such other business as may properly come before the meeting and any continuations or adjournments thereof, as further described in this Proxy Statement.

Where a choice has been specified on the proxy with respect to the foregoing matters, including the election of directors, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR any such proposal if no specification is indicated.

The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote” occurs when a broker or other nominee holding shares of Common Stock for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner. In the election of directors, the seven Nominees receiving the highest number of affirmative votes of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting shall be elected as directors. For all other matters being submitted to stockholders of this Annual Meeting, the affirmative vote of a majority of the shares of Common Stock present, in person or represented by proxy, and voting on that matter is required for approval. Shares of Common Stock represented by properly completed proxies that have not been revoked will be voted at the Annual Meeting. For purposes of qualifying as a properly completed proxy, the proxy has to be received, properly marked, dated and signed, or it has to be submitted via the Internet or by telephone by following the instructions on the proxy card. An automated system administered by Broadridge Financial Solutions tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Shares of Common Stock voted to abstain, because they are not affirmative votes for the matter, will have the same effect as votes against the matter. Shares of Common Stock subject to broker “non-votes” are not considered to have been voted for the particular matter and regarding all other matters have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares of Common Stock from which the majority is calculated.

Internet and Telephone Voting

For shares of common stock that are beneficially owned and held in “street name” through a broker or other nominee, stockholders have the opportunity to vote via the Internet or by telephone by utilizing a program provided through Broadridge Financial Solutions. Votes submitted electronically via the Internet or by telephone through this program must be received by 11:59 p.m., Eastern Daylight Time, on May 18, 2011. The giving of such a proxy will not affect the right to vote in person, should the stockholder decide to attend the Annual Meeting.

The Internet and telephone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

Costs of Proxy Solicitation

The cost of solicitation of proxies will be borne by the Corporation, and in addition to soliciting stockholders by mail through its regular employees, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have Common Stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some stockholders in person or by mail, telephone, e-mail or telegraph following the original solicitation.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees for the Board of Directors

Upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors of the Corporation, the Board of Directors has nominated seven persons for election as directors of the Corporation at the Annual Meeting (the “Nominees”). All of the Nominees are currently members of the Corporation’s Board of Directors. On March 10, 2011, Mr. James M. Pagos informed the Corporation that he will not be standing for re-election as a member of the Board of Directors at the Corporation’s 2011 Annual Meeting.

The directors of the Corporation are elected annually and hold office until the next annual meeting of stockholders and until their successors have been elected and qualified or until the earlier of their death, resignation or removal. Shares of Common Stock represented by all proxies received by the Board of Directors and not marked to vote for any individual Nominee or for all Nominees will be voted for the election of the Nominee or Nominees. The Board of Directors knows of no reason why any Nominee should be unwilling or unable to serve, but if such should be the case, proxies will be voted for the election of another person or the Board of Directors may vote to fix the number of directors at a lesser number. A plurality of the votes cast by the stockholders present or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors.

The following table sets forth the directors of the Corporation, their ages as of March 22, 2011, and the positions currently held by each such person with the Corporation. The table also sets forth the nominees who are currently being presented by the Nominating and Corporate Governance Committee of the Board of Directors.

Name	Age	Year Appointed	Position	Nominee	Committee Participation
					Compensation	Nominating & Corporate Governance	Executive	Audit and Finance
Mr. Gerald F. Montry	72	2000	Chairman	X	X		C	X
Mr. Faraj Aalaei	49	2008	Director	X
Mr. Thomas H. Baer	74	2008	Director	X	X	C	X
Mr. Herbert Chen	50	2008	Director	X	X		X
Dr. M. Ali Khatibzadeh	50	2009	Director	X			X
Mr. Richard Lynch	62	2010	Director	X		X
Mr. James M. Pagos	63	1999	Director		C	X		X
Mr. Sam Srinivasan	66	2008	Director	X		X		C

(X)	Member of Committee
(C)	Chairman of Committee

There are no family relationships among any of the directors or named executive officers of the Corporation.

Nominees Who Are Current Directors

Mr. Gerald F. Montry became a director of the Corporation in May 2000 and became Chairman in May 2008. Since 1998 Mr. Montry has been the Managing Partner of Mont Reuil & Co., a private investment firm. From 2002 to 2008 Mr. Montry served as a member of the Board of Directors of Intervoice Corporation, a developer of voice recognition and speech automation applications and held positions of Chairman of the Board and Chairman of the Audit Committee. From 1986 through its acquisition by Alcatel in 1998, Mr. Montry served as Senior Vice President and Chief Financial Officer of DSC Communications Corporation, a telecommunications equipment provider. He also served as a member of the DSC Board of Directors. Prior to his tenure at DSC, Mr. Montry held management positions within the aerospace, defense and computer industries.

Mr. Faraj Aalaei became a director of the Corporation in October 2008. He is currently the President and Chief Executive Officer of Aquantia Corporation. Prior to this, Mr. Aalaei served as Chief Executive Officer and was one of the founders of Centillium Corporation. Mr. Aalaei served as the Vice President, Marketing and Business Development from Centillium’s inception in February 1997 until January 2000, when he was named Chief Executive Officer. Prior to co-founding Centillium, Mr. Aalaei was Director of Access Products at Fujitsu Network Communications, Inc., a designer and manufacturer of fiber-optic transmission and broadband switching platforms, from October 1993 to February 1997. Mr. Aalaei received a B.S. in Electrical Engineering Technology from Wentworth Institute of Technology, an M.S. in Electrical Engineering from the University of Massachusetts and an M.B.A. from the University of New Hampshire.

Mr. Thomas H. Baer became a director of the Corporation in May 2008. Mr. Baer has served as a director of Medici Arts, B.V, a Netherlands holding company since its creation in September 2004, and as Vice Chairman of Medici Arts, LLC since January 2007. Mr. Baer has previously served as a special advisor to Ideation Acquisition Corp., a special purpose acquisition corporation seeking acquisitions in the digital media space. Mr. Baer founded Baer & McGoldrick, now Schulte, Roth and Zabel, a New York and then London based law firm. From 1961 to 1966 Mr. Baer served as an Assistant United States Attorney for the Southern District of New York. Since 1983, Mr. Baer has been active as a motion picture producer and as an executive in the entertainment and media industry in partnership with Michael H. Steinhardt. Mr. Baer is a graduate of Tufts University and Yale Law School.

Mr. Herbert Chen became a director of the Corporation in May 2008. Mr. Chen is the co-founder and managing member of Lattanzio Chen Management, LLC, an investment firm based in New York, New York that he founded in 2005. He also founded the investment firm of Chen Capital Management, Inc., in 1993. In addition Mr. Chen was a partner at Steinhardt Partners, LP from 1991 to 1993. Mr. Chen does not sit on the board of directors of any other corporation. Mr. Chen received a B.A. from Brown University in 1982 and an M.B.A. from the Wharton School in 1987.

Dr. M. Ali Khatibzadeh became a director of the Corporation in December 2009. He has been President and Chief Executive Officer of the Corporation since December 2009. Dr. Khatibzadeh has over twenty years of engineering and general management experience in the communications semiconductor industry. Prior to his appointment at the Corporation, he was Senior Vice President and General Manager of the RF Products Business Unit of Anadigics (NASDAQ: ANAD) from April 2009 to October 2009. He also served Anadigics as Senior Vice President and General Manager of the Wireless Business Unit from August 2005 to April 2009 and as Vice President of the Wireless Business Unit from June 2000 to August 2005. Prior to Anadigics, Dr. Khatibzadeh was Director of Technology for Ericsson in its American Business Unit and Worldwide RF IC Design manager at Texas Instruments Wireless Communications Business Unit. Dr. Khatibzadeh holds a B.S., M.S., and Ph.D. in Electrical Engineering as well as a B.S. in Physics from North Carolina State University.

Mr. Richard Lynch became a director of the Corporation in December 2010. Mr. Lynch is the Executive Vice President for Verizon Communications, with responsibility for delivering specific strategic technology initiatives across the enterprise. Before being appointed to this position in October 2010, Mr. Lynch was Executive Vice President and Chief Technology Officer for Verizon Corporation since 2007. Prior to this, Mr. Lynch was the Executive Vice President and Chief Technology Officer for Verizon Wireless since its formation in 2000, and before that, had held the same position at Bell Atlantic Mobile since 1990. In these positions he was responsible for network technology selection and planning as well as network operations. Under Mr. Lynch, the Verizon Wireless network attained the distinction of quality and reliability, which formed the basis for the very well known “Can you hear me now?” advertising campaign. Mr. Lynch is a graduate of Lowell Technological Institute (now University of Massachusetts) where he received bachelor’s and master’s degrees in Electrical Engineering. He has also completed post graduate work at the Wharton School of the University of Pennsylvania and the Johnson School of Management at Cornell University.

Mr. Sam Srinivasan became a director of the Corporation in October 2008. From 2004 to June 2009, he served on the board of SiRF Technology Holdings, Inc., a semiconductor company. From 2006 to 2008, he served on the board of Centillium Communications, Inc. From 2008 to December 2009, he served on the board of Leadis Technology, Inc. Currently, Mr. Srinivasan serves as the Chairman of the Audit Committees of

Inphi Corporation and Beceem Communications, Inc. From May 2000 until March 2002, he served as Founder and Chairman of Health Language, Inc. From November 1988 until March 1996, he served as Senior Vice President, Finance and Chief Financial Officer of Cirrus Logic. From May 1984 until November 1988, he served as director of internal audits and subsequently as Corporate Controller of Intel Corporation. Mr. Srinivasan holds an M.B.A. from Case Western Reserve University, Cleveland, Ohio and is a member of the American Institute of Certified Public Accountants.

Director Not Standing for Re-Election

Mr. James M. Pagos became a director of the Corporation in April 1999. Since May 2001, Mr. Pagos has been the Chief Executive Officer of P TEK, LLC, a consulting and investment company. From September 2006 to February 2008 Mr. Pagos was the Chief Executive Officer and member of the Board of Renaissance Lighting, a solid state lighting fixture and technology company located in Herndon, VA. From August 2003 to September 2006, Mr. Pagos was Chief Executive Officer and member of the Board of Vibrant Solutions, Inc., a provider of performance improvement software and services to the telecom industry. From November 1999 to April 2001, Mr. Pagos was the Chief Executive Officer of Vectant, Inc., a global infrastructure and data network services corporation. From 1972 to 1999, Mr. Pagos was employed by AT&T, a telecommunications corporation, where he most recently served as Chief Operating Officer of AT&T Solutions, the managed services division of AT&T. He began his telecommunications career in 1972 with AT&T in New England Telephone and from 1994 until June 1998, served as Vice President of AT&T Global Services.

Discussion of Nominees

The Board believes that all of its directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board also believes that its directors should ideally reflect a mix of experience and other qualifications. There is no firm requirement of minimum qualifications or skills that candidates must possess. The Nominating and Corporate Governance Committee evaluates director candidates based on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, and, for incumbent directors, his or her past performance.

The Nominating and Corporate Governance Committee has reviewed the qualifications of each of the Nominees and feels that the Nominees have a diverse blend of experience and attributes which will benefit the Corporation in the upcoming year.

Mr. Montry, a long time independent Board member of TranSwitch and other companies, has substantial financial expertise and experience as a senior executive in the telecommunications industry. Mr. Montry is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K as promulgated under the Exchange Act of 1934, as amended.

Mr. Aalaei has extensive experience as a senior executive in the communications semiconductor industry. His knowledge of current markets and technology trends benefits the Board in its consideration of strategic initiatives and the operations of the Corporation.

Mr. Baer has considerable experience in advising companies, particularly in mergers and acquisitions. He is an independent Board member and his legal and business expertise is most valuable to the Board.

Mr. Chen has more than 20 years of investment management experience. As a major stockholder in the Corporation, he is a valued contributor to Board discussions, particularly regarding business strategy and financial performance. Prior to joining the Board, Mr. Chen followed the Corporation as an industry analyst and has extensive knowledge of the telecommunications industry.

Dr. Khatibzadeh has served as President and Chief Executive Officer since December 2009. The Board believes it is beneficial to have the President and Chief Executive Officer also serve as a director. The Board benefits from his experience as an executive in the communication semiconductor industry.

Mr. Lynch has extensive experience as a senior executive in the telecommunications industry leading Verizon’s technology direction in the mobile and wireline broadband markets. His knowledge of current trends in the telecommunications and consumer markets is extremely valuable in shaping the Corporation’s product and business strategies.

Mr. Srinivasan was a director of Centillium Communications prior to its acquisition by TranSwitch and he currently serves as a director for other companies. He has considerable experience as a senior financial executive in the telecommunications industry. Mr. Srinivasan is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K as promulgated under the Exchange Act of 1934, as amended.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR ELECTION OF THE NOMINEES AS DIRECTORS OF THE CORPORATION

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Members of the Board of Directors

The Board of Directors has determined that each of Messrs. Montry, Baer, Chen, Lynch, and Srinivasan has no relationship with the Corporation other than service on the Board of Directors and is independent within the meaning of the Corporation’s director independence standards and the director independence standards of the NASDAQ Stock Market, Inc. (“NASDAQ”). Furthermore, the Board of Directors has determined that each member of each of the committees of the Board of Directors has no relationship with the Corporation other than service on the Board of Directors and is independent within the meaning of the Corporation’s and NASDAQ’s director independence standards.

The business and affairs of the Corporation are managed under the direction of its Board of Directors. The Board of Directors met five times in person and three times via the telephone during the fiscal year ended December 31, 2010. Each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and of all committees on which he serves. The Corporation does not have a formal policy regarding attendance by members of the Board of Directors at the Corporation’s annual meeting of stockholders, although it does encourage attendance by the directors. Of the seven members of the Board of Directors who were serving as directors at the 2010 annual meeting of shareholders, all were in attendance at such meeting. During 2010, the Board of Directors held executive sessions on a regular basis that excluded the Chief Executive Officer and President, who is a member of management and is not independent.

Any holder of the Corporation’s securities that wishes to communicate directly with an individual member of the Board of Directors or the Board as a whole may do so by sending such communication to the director or directors at TranSwitch Corporation, Three Enterprise Drive, Shelton, CT 06484. For more information regarding Security Holder — Board Communications please see the Policy Governing Director Nominations and Security Holder — Board Communications at the Investor Relations section of the Corporation’s website http://www.transwitch.com.

Board Leadership Structure

The Corporation separates the roles of Chairman of the Board and Chief Executive Officer. The Board feels that having separate positions allows each individual to focus on the primary responsibility of their position. The Chief Executive Officer provides the strategic vision for the Corporation and manages its day-to-day operations. The Chairman provides guidance to the Chief Executive Officer and manages the activities of the Board.

Risk Oversight

The Board of Directors has overall responsibility for risk oversight in the Corporation. This responsibility is delegated to each committee of the Board, which focuses on the risk in its particular scope. The Audit Committee assesses the risk in the Corporation’s financial position and any risk in its system of internal controls. The Compensation Committee examines the risk created by its employee related policies. The Strategy and R&D Committee reviews the risk of the Corporation’s strategic initiatives and product development process.

Audit Committee

The Audit Committee of the Board of Directors, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, currently consisting of Messrs. Sam Srinivasan (Chairman), James M. Pagos, and Gerald F. Montry, oversees the accounting and financial reporting processes of the Corporation and the audit of the financial statements of the Corporation. The Audit Committee assists the Board of Directors in fulfilling its responsibilities by reviewing with the Corporation’s independent auditors (i) the scope and timing of their audit services and any other services the independent auditors are asked to perform and (ii) the independent auditor’s report on the Corporation’s consolidated financial statements following completion of their audit. The Audit Committee also (i) oversees the appointment, compensation, retention and oversight of the work performed by any independent public accountants engaged by the Corporation, (ii) serves as the Qualified Legal Compliance Committee of the Corporation in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”) thereunder, (iii) recommends, establishes and monitors procedures designed to facilitate (a) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (b) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters, (iv) engages advisors as necessary, and (vi) determines the funding from the Corporation that is necessary or appropriate to carry out the Audit Committee’s duties. The Audit Committee met thirteen times during the fiscal year ended December 31, 2010.

The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Investor Relations section of the Corporation’s website at http://www.transwitch.com.

Compensation Committee

The Compensation Committee of the Board of Directors, currently consisting of Messrs. James M. Pagos (Chairman), Thomas H. Baer, Herbert Chen and Gerald F. Montry, reviews and evaluates the compensation and benefits of all officers of the Corporation, reviews general policy matters relating to compensation and benefits of employees of the Corporation and administers the Corporation’s 2008 Equity Incentive Plan and the 2005 Employee Stock Purchase Plan. The Compensation Committee met eight times during the fiscal year ended December 31, 2010.

The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Investor Relations section of the Corporation’s website at http://www.transwitch.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors, currently consisting of Messrs. Thomas H. Baer (Chairman), Richard Lynch, James M. Pagos, and Sam Srinivasan, is responsible for (i) reviewing and making recommendations to the Board of Directors regarding the Board of Directors’ composition and structure, (ii) establishing criteria for membership on the Board of Directors and evaluating corporate policies relating to the recruitment of members of the Board of Directors; and (iii) establishing, implementing and monitoring policies and processes regarding principles of corporate governance in order to ensure the Board of Directors’ compliance with its fiduciary duties to the Corporation and its stockholders. The Nominating and Corporate Governance Committee met twice during the fiscal year ended December 31, 2010. The Nominating and Corporate Governance Committee will consider nominations for directors from the stockholders delivered pursuant to the Policy Governing Director Nominations and Security Holder — Board Communications which is available on the Corporation’s website.

Stockholders wishing to bring a nomination for a director candidate before a stockholders meeting must give written notice to the Nominating and Corporate Governance Committee c/o Mr. Robert A. Bosi, Vice President and CFO, TranSwitch Corporation, Three Enterprise Drive, Shelton, CT 06484. The stockholder’s notice must set forth all information relating to each person whom the stockholder proposes to nominate that is required to be disclosed under applicable rules and regulations of the SEC and the Policy Governing Director Nominations and Security Holder Board Communications.

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Investor Relations section of the Corporation’s website at http://www.transwitch.com. The policies regarding shareholder nomination of directors can also be found at the Investor Relations section of the Corporation’s website at http://www.transwitch.com.

For more information regarding the governance of our Corporation, you are invited to access the Investor Relations section of our website available at http://www.transwitch.com.

Compensation of Directors

Directors who are not employees of the Corporation receive compensation in the form of cash and Restricted Stock Units.

	Cash	RSUs
Annual retainer	$20,000	$40,000
Board Chair	$20,000	$20,000
Committee Chair	$5,000	—
Member – Audit Committee	$10,000	$10,000
Member – Compensation Committee	$10,000	$8,000
Member – Other Committees	$10,000	$7,000

Cash compensation is paid quarterly. In April 2010, the Board approved a 10% reduction in their cash compensation, effective February 1, 2010, to match a similar reduction given to employees. Board members and employees have received grants of Restricted Stock Units to compensate them for the reduction in cash compensation. Restricted Stock Units are granted semi-annually, at the December and May regularly scheduled Board meetings. The amount of RSUs granted is determined by the closing stock price of the Corporation’s Common Stock on the grant date. RSUs granted for the 10% cash compensation reduction vest in 90 days from the grant date while all other RSUs vest 100% one year from the grant date.

All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings. No employee of the Corporation receives separate compensation for services rendered as a director.

Director Compensation Table

Director	Fees Earned or Cash Paid $	Stock Awards(1) $	Option Awards(1) $	All Other Compensation $	Total $
Mr. Gerald F. Montry, Chairman(2)	59,867	100,256	0	0	160,123
Mr. James M. Pagos(3)	72,667	86,338	0	0	159,005
Mr. Herbert Chen(4)	55,474	66,043	0	0	121,517
Mr. Thomas H. Baer(5)	49,958	67,044	0	0	117,002
Mr. Faraj Aalaei(6)	27,250	49,755	0	0	77,005
Mr. Sam Srinivasan(7)	41,591	60,673	0	0	102,264
Mr. Michael Crawford(8)	10,702	4,502	0	0	15,204
Mr. Richard Lynch(9)	5,200	22,288	67,575	0	95,063

(1)	The assumptions used to calculate the value of stock awards and option awards are set forth under Note 14 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 15, 2011. The calculation above is a FAS123R calculation.
(2)	Mr. Montry was granted on May 20, 2010 625 RSUs to compensate for a cash reduction in board fees, 16,667 RSUs for his annual retainer, and 10,834 RSUs for his participation on board committees. The RSUs to compensate for the cash reduction vested 90 days after the grant date while the RSUs for the annual retainer and the committee participation will vest one year after the grant date. On December 10, 2010 Mr. Montry was granted 3,069 RSUs to compensate for a cash reduction in board fees which will vest 90 days after the grant date and 11,819 RSUs for committee participation which will vest one year after the grant date. Mr. Montry has 10,800 stock options outstanding as well as the 42,389 restricted stock units.
(3)	Mr. Pagos was granted on May 20, 2010 556 RSUs to compensate for a cash reduction in board fees, 16,667 RSUs for his annual retainer, and 8,125 RSUs for his participation on board committees. The RSUs to compensate for the cash reduction vested 90 days after the grant date while the RSUs for the annual retainer and the committee participation will vest one year after the grant date. On December 10, 2010 Mr. Pagos was granted 2,728 RSUs to compensate for a cash reduction in board fees which will vest 90 days after the grant date and 8,864 RSUs for committee participation which will vest one year after the grant date. Mr. Pagos has 10,800 stock options outstanding as well as the 36,384 restricted stock units outstanding.
(4)	Mr. Chen was granted on May 20, 2010 382 RSUs to compensate for a cash reduction in board fees, 16,667 RSUs for his annual retainer, and 4,375 RSUs for his participation on board committees. The RSUs to compensate for the cash reduction vested 90 days after the grant date while the RSUs for the annual retainer and the committee participation will vest one year after the grant date. On December 10, 2010 Mr. Chen was granted 1,875 RSUs to compensate for a cash reduction in board fees which will vest 90 days after the grant date and 4,773 RSUs for committee participation which will vest one year after the grant date. In addition to these 27,690 restricted stock units, Mr. Chen has 4,687 options outstanding.
(5)	Mr. Baer was granted on May 20, 2010 382 RSUs to compensate for a cash reduction in board fees, 16,667 RSUs for his annual retainer, and 4,584 RSUs for his participation on board committees. The RSUs to compensate for the cash reduction vested 90 days after the grant date while the RSUs for the annual retainer and the committee participation will vest one year after the grant date. On December 10, 2010 Mr. Baer was granted 1,875 RSUs to compensate for a cash reduction in board fees which will vest 90 days after the grant date and 5,000 RSUs for committee participation which will vest one year after the grant date. Mr. Baer also has 4,687 stock options outstanding and 28,126 restricted stock units outstanding.
(6)	Mr. Aalaei was granted on May 20, 2010 209 RSUs to compensate for a cash reduction in board fees, 16,667 RSUs for his annual retainer, and 1,459 RSUs for his participation on board committees. The RSUs to compensate for the cash reduction vested 90 days after the grant date while the RSUs for the annual retainer and the committee participation will vest one year after the grant date. On December 10, 2010 Mr. Aalaei was granted 1,023 RSUs to compensate for a cash reduction in board fees which will vest 90 days after the grant date and 1,591 RSUs for committee participation which will vest one year after the grant date. Mr. Aalaei also has 288,475 stock options outstanding and 23,928 restricted stock units outstanding.

(7)	Mr. Srinivasan was granted on May 20, 2010 279 RSUs to compensate for a cash reduction in board fees, 16,667 RSUs for his annual retainer, and 3,542 RSUs for his participation on board committees. The RSUs to compensate for the cash reduction vested 90 days after the grant date while the RSUs for the annual retainer and the committee participation will vest one year after the grant date. On December 10, 2010 Mr. Srinivasan was granted 1,364 RSUs to compensate for a cash reduction in board fees which will vest 90 days after the grant date and 3,864 RSUs for committee participation which will vest one year after the grant date. Mr. Srinivasan also has 36,559 stock options outstanding and 25,437 restricted stock units outstanding.
(8)	Mr. Crawford resigned from our board of directors in May 2010. On May 20, 2010 Mr. Crawford was granted 209 RSUs to compensate for a cash reduction in board fees and 1,667 RSUs for his participation on board committees. The RSUs to compensate for the cash reduction vested 90 days after the grant date while the RSUs for the committee participation will vest one year after the grant date. Mr. Crawford also has 4,687 stock options outstanding and 1,667 restricted stock units outstanding.
(9)	Mr. Lynch was granted 50,000 stock options on December 10, 2010 on joining the Board of Directors. These options will vest in three equal blocks: immediately, one year after the grant date, and two years after the grant date. Also on December 10, Mr. Lynch was granted 9,714 RSUs for his annual retainer and 417 RSUs to compensate him for a cash reduction in his board fees. The grant for the annual retainer will vest one year from the grant date and the grant for the reduction in board fees will vest 90 days after the grant date. These grants totaling 50,000 options and 10,131 RSUs are outstanding.

Compensation Committee Interlocks and Insider Participation

Messrs. James M. Pagos (Chairman), Thomas Baer, Gerald Montry, and Michael Crawford, through May 20, 2010, and Messrs. James M. Pagos (Chairman), Thomas H. Baer, Gerald F. Montry, and Herbert Chen after May 20, 2010, comprised the Compensation Committee for fiscal year ended December 31, 2010. No person who served as a member of the Compensation Committee was, during the past fiscal year, an officer or employee of the Corporation or any of its subsidiaries, was formerly an officer of the Corporation or any of its subsidiaries, or had any relationship requiring disclosure herein. No executive officer of the Corporation served as a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Corporation. Nor did any executive officer of the Corporation serve as a director of another entity, one of whose executive officers served on the Compensation Committee of the Corporation.

Code of Business Conduct and Ethics

The Board of Directors adopted a Code of Business Conduct and Ethics (the “Ethics Code”) for all employees, officers and directors. The Ethics Code meets the requirements of regulations promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. We require all employees to adhere to the Ethics Code in addressing the legal and ethical issues encountered in conducting their work. The Ethics Code requires that our employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Corporation’s best interest. In support of the Ethics Code, the Corporation has provided its employees with numerous avenues for the reporting of ethics violations or other similar concerns, including employee reports and an anonymous telephone hotline. The Nominating and Corporate Governance Committee monitors the implementation and enforcement of the Ethics Code.

A current copy of the Ethics Code is available at the Investor Relations section of the Corporation’s website. A copy of the Ethics Code may also be obtained, free of charge, from the Corporation upon a request directed to: TranSwitch Corporation, Three Enterprise Drive, Shelton, CT 06484, Attention: Investor Relations. The Corporation intends to disclose amendments to or waivers from a provision of the Ethics Code, by posting such information on its website available at http://www.transwitch.com.

PROPOSAL NO. 2

AMENDMENT TO TRANSWITCH CORPORATION’S 2005 EMPLOYEE
STOCK PURCHASE PLAN AS AMENDED

The stockholders will be requested at the Annual Meeting to consider and act upon a proposal to authorize the addition of 125,000 shares of Common Stock (“Additional Shares”) to the Corporation’s 2005 Employee Stock Purchase Plan (the “Purchase Plan”). The resolution recommending the Additional Shares was originally adopted by the Board of Directors on March 10, 2011, subject to stockholder approval at the Annual Meeting.

The Board of Directors believes that the Corporation’s ability to continue to attract and retain qualified employment candidates is in large part dependent upon the Corporation’s ability to provide such candidates with long-term, equity based incentives in the form of stock ownership in the Corporation’s Common Stock as part of each employee’s compensation. Pursuant to the terms of the Purchase Plan, which are more fully-described below, employees are allowed to purchase, if they choose to participate, the Corporation’s Common Stock through a payroll deduction plan in which up to 5% of their salary can be withheld during a six-month period. The amount of money withheld from their pay and accumulated over this six-month period is then used to purchase the Corporation’s Common Stock at a 15% discount based on the lower of the closing prices on the first or the last trading day during any six-month period. Each employee’s participation in the Purchase Plan is voluntary and requires six months of employment prior to participation.

The Board of Directors believes that the approval of the Additional Shares is therefore necessary to assure that the Corporation has sufficient shares of Common Stock available for issuance under the Purchase Plan to continue to offer this program to its employees and to permit the Corporation’s employees to participate at historic levels until May 2014. An affirmative majority of the votes cast by the stockholders present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Additional Shares. The following is a summary description of the Purchase Plan and is qualified in its entirety by reference to the full text of the Purchase Plan, a copy of which is attached to this Proxy Statement as Appendix A.

A summary of the Purchase Plan is set forth below.

The Purchase Plan

Currently, 125,000 shares of Common Stock are authorized for issuance under the Purchase Plan. Of these shares, 103,978 shares have previously been purchased and 21,022 shares remain available for purchase under the Purchase Plan. If this Proposal is adopted, the aggregate number of shares of Common Stock available for issuance thereunder would be increased to 250,000. Shares of Common Stock will be issued pursuant to the exercise of nontransferable options granted to participating employees.

The Purchase Plan is administered by the Compensation Committee of the Board of Directors. All employees of the Corporation whose customary employment is 20 hours or more per week for more than five months in any calendar year and who have completed at least six months of employment are eligible to participate in the Purchase Plan. Employees who own 5% or more of the Corporation’s Common Stock and directors who are not employees of the Corporation may not participate in the Purchase Plan. To participate in the Purchase Plan, an employee must authorize the Corporation to deduct an amount (not less than one percent nor more than five percent of a participant’s total cash compensation, exclusive of bonuses) from his or her pay during six-month periods commencing on January 1 and July 1 of each year (each, a “Plan Period”), but in no case shall an employee be entitled to purchase more than 2,000 shares in any Plan Period. The exercise price for the option for each Plan Period is 85% of the lesser of the closing market price of the Common Stock on the first or last business day of the Plan Period. If an employee is not a participant on the last day of the Plan Period, such employee is not entitled to exercise his or her option, and the amount of his or her accumulated payroll deductions will be refunded. An employee’s rights under the Purchase Plan terminate upon his or her voluntary withdrawal from the plan at any time or upon termination of employment.

The Compensation Committee or the Board of Directors may from time to time adopt amendments to the Purchase Plan provided that, without the approval of the stockholders of the Corporation, no amendment may (i) increase the number of shares that may be issued under the Purchase Plan; (ii) change the class of employees eligible to receive options under the Purchase Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code; or (iii) cause Rule 16b-3 under the Securities Exchange Act of 1934 to become inapplicable to the Purchase Plan.

The Purchase Plan will continue until the earlier to occur of: (i) termination of the Purchase Plan by the Board of Directors; (ii) issuance of all or substantially all of the shares of Common Stock reserved for issuance under the Purchase Plan; or (iii) December 31, 2014.

United States Federal Income Tax Consequences.

The following discussion of United States federal income tax consequences of the issuance and exercise of options granted under the Purchase Plan is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”) as in effect on the date of this Proxy Statement, current regulations, and existing administrative rulings of the Internal Revenue Service, all of which are subject to change (perhaps with retroactive effect). It is not intended to be a complete discussion of all of the United States federal income tax consequences of employee stock purchase plans or of the requirements that must be met in order to qualify for the described tax treatment. In addition there may be foreign, state, and local tax consequences that are not discussed herein. The following general rules are currently applicable under United States federal income tax law to options granted under the Corporation’s Purchase Plan:

1. The amounts deducted from an employee’s pay under the Purchase Plan will be included in the employee’s compensation subject to federal income tax. Generally, no additional income will be recognized by the employee either at the time options are granted pursuant to the Purchase Plan or at the time the employee purchases shares of Common Stock pursuant to the Purchase Plan.

2. If the employee disposes of shares of Common Stock purchased pursuant to the Purchase Plan more than two years after the first business day of the Plan Period in which the employee acquired the shares of Common Stock, then upon such disposition the employee will recognize ordinary income in an amount equal to the lesser of: (a) the excess, if any, of the fair market value of the shares of Common Stock at the time of disposition over the amount the employee paid for the shares of Common Stock, or (b) 15% of the fair market value of the shares of Common Stock on the first business day of the Plan Period. In addition, the employee generally will recognize long-term capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares of Common Stock and the employee’s tax basis in the shares of Common Stock (generally, the amount the employee paid for the shares of Common Stock plus the amount, if any, taxed as ordinary income).

3. If the employee disposes of shares of Common Stock purchased pursuant to the Purchase Plan within two years after the first business day of the Plan Period in which the employee acquired the shares of Common Stock, then upon such disposition the employee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock on the last business day of the Plan Period over the amount the employee paid for the shares of Common Stock. In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares of Common Stock and the employee’s tax basis in the shares of Common Stock (generally, the amount the employee paid for the shares of Common Stock plus the amount, if any, taxed as ordinary income). Capital gain or loss recognized on a disposition of shares of Common Stock will be long-term capital gain or loss if the employee’s holding period for the shares of Common Stock exceeds one year. The purchase date for the shares of Common Stock begins the holding period for determining whether the gain or loss realized is short- or long-term.

4. If the employee disposes of shares of Common Stock purchased pursuant to the Purchase Plan more than two years after the first business day of the Plan Period in which the employee acquired the shares of Common Stock, the Corporation will not be entitled to any federal income tax deduction with respect to the options or the shares of Common Stock issued upon their exercise. If the employee disposes of such shares of Common Stock prior to the expiration of this two-year holding period, the Corporation generally will be entitled to a federal income tax deduction in an amount equal to the amount of ordinary income recognized by the employee as a result of such disposition, provided the Corporation reports the income on a timely provided and filed W-2.

New Plan Benefits

The benefits to be received by the employees of the Corporation under the Purchase Plan are not determinable because, under the terms of the Purchase Plan, the amounts of future stock purchases are based upon elections made by participating employees subject to the terms and limits of the Purchase Plan. Future exercise prices are not determinable because they are based upon fair market value of the Common Stock. No purchase rights have been granted, and no shares of Common Stock have been issued, with respect to the proposed Additional Shares for which shareholder approval is sought under this Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE ADDITIONAL SHARES FOR THE 2005 EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF AUDITORS

The Audit Committee has selected the firm of Marcum LLP, an independent registered public accounting firm, to serve as auditors for the fiscal year ending December 31, 2011. Marcum LLP has served as the Corporation’s auditors since fiscal year 2010. It is expected that a representative of Marcum LLP will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. An affirmative majority of the votes cast by stockholders present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the selection of Marcum LLP as auditors.

If our shareholders fail to ratify the appointment, the Audit Committee will reconsider its appointment of Marcum LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2011, but reserves the right to elect to retain Marcum LLP as the Corporation’s independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Corporation and its shareholders.

Principal Accountant Fees and Services

Marcum LLP was appointed as the Corporation’s independent auditors on May 7, 2010. Prior to the appointment of Marcum LLP, UHY LLP audited the Corporation’s 2009, 2008, 2007, 2006 and 2005 consolidated financial statements. In May 2010, Marcum LLP acquired the New England practice of UHY LLP which had provided the auditing services for the Corporation. The Board decided to engage Marcum LLP as the Corporation’s auditors, thus continuing the relationship with the UHY auditors who became employees of Marcum LLP as part of the acquisition.

During 2010, Marcum LLP may have performed certain non-audit services that are permitted under the Sarbanes-Oxley Act and related rules of the SEC for the Corporation. During 2009, UHY LLP may have performed certain non-audit services that are permitted under the Sarbanes-Oxley Act and related rules of the SEC for the Corporation. The Audit Committee has determined that the audit-related services provided by Marcum LLP and UHY LLP are compatible with maintaining its independence in the conduct of its auditing functions pursuant to the auditor independence rules of the SEC. No non-audit services were provided by Marcum LLP in 2010 or by UHY LLP in 2009.

UHY LLP has a continuing arrangement with UHY Advisors, Inc. (the “Advisors”). Under this arrangement UHY LLP lease auditing staff who were full-time permanent employees of Advisors. Partners in UHY LLP provide non-audit services through Advisors. UHY LLP has no full-time permanent employees. Therefore, none of the audit services performed for the Corporation for 2009 was provided by permanent, full-time employees of UHY LLP. UHY LLP managed and supervised the audit staff and audit services provided, and is exclusively responsible for the report rendered in connection with its audit of the Corporation’s consolidated financial statements and its internal control over financial reporting.

Audit Fees

For the year ended December 31, 2010, Marcum LLP’s fees billed for professional services rendered for the audit of the Corporation’s annual financial statements included in the Corporation’s Annual Report on Form 10-K, reviews of the interim financial statements included in the Corporation’s Forms 10-Q, and assistance with registration statements and other periodic filings, were $304,819.

For the year ended December 31, 2009, UHY LLP’s fees billed for professional services rendered for the audit of the Corporation’s annual financial statements and internal control over financial reporting included in the Corporation’s Annual Report on Form 10-K, reviews of the interim financial statements included in the Corporation’s Forms 10-Q, and assistance with registration statements and other periodic filings, were $399,050.

Audit-Related Fees

The aggregate fees billed by Marcum LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and are not reported as “Audit Fees,” were $9,000 for the year ended December 31, 2010. The aggregate fees billed by UHY LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and are not reported as “Audit Fees,” were $9,000 for the year ended December 31, 2009. These fees were for the audits of the financial statements of the Corporation’s employee benefit plan.

Tax Fees

No tax services were rendered by Marcum LLP for the year ended December 31, 2010. No tax services were rendered by UHY LLP or Advisors for the year ended December 31, 2009.

All Other Fees

There were no fees billed by Marcum LLP for products and services other than those described above for the year ended December 31, 2010. There were no fees billed by UHY LLP for products and services other than those described above for the year ended December 31, 2009.

Pre-approval Policies and Procedures

All audit and non-audit services to be performed by the Corporation’s independent auditors must be approved in advance by the Audit Committee. As permitted by the SEC’s rules, the Audit Committee has authorized its Chairman to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reported to the full Audit Committee at its next meeting.

As early as practicable in each year, the independent auditors provide to the Audit Committee a schedule of the audit and other services that the independent auditor expect to provide or may provide during the next twelve months. The schedule will be specific as to the nature of the proposed services, the proposed fees, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the next twelve months.

A schedule of additional services proposed to be provided by the independent auditors, or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for its consideration and approval at any time. The schedule will be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service.

Applicable SEC rules and regulations permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. The services characterized above as audit-related, tax and all other, were pre-approved prior to being billed pursuant to these provisions in 2010.

Vote Required and Board of Directors’ Recommendation

The vote required to approve this proposal is the affirmative vote of a majority of the outstanding shares of the Corporation’s Common Stock entitled to vote, the holders of which are present in person or represented by proxy at the Annual Meeting and voting on this proposal, which affirmative vote must also include the affirmative vote of at least a majority of the required quorum. Neither an abstention nor a broker “non-vote” will be counted as a vote “for” or “against” this proposal, provided, however, that abstentions and broker “non-votes” can have the effect of preventing the approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR RATIFICATION OF MARCUM LLP AS THE CORPORATION’S
INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING
FIRM FOR FISCAL YEAR 2011

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of the Record Date certain information regarding the ownership of outstanding shares of Common Stock by (i) each person who, to the knowledge of the Corporation, beneficially owns more than 5% of the outstanding shares of Common Stock, (ii) each director or nominee for director of the Corporation, (iii) each Named Executive Officer (as defined under “Compensation and Other Information Concerning Named Executive Officers”) and (iv) all directors and nominees for director and Named Executive Officers as a group. Unless otherwise indicated below, each person listed below maintains a business address in the care of TranSwitch Corporation, Three Enterprise Drive, Shelton, Connecticut 06484 and has sole voting and investing power with respect to all shares of Common Stock owned.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Herbert Chen(3)	2,569,061	10.78%
Chen Capital Management, Inc. 650 Madison Avenue, 17th Floor New York, NY 10022
Michael H. Steinhardt(4)	2,205,104	9.25%
650 Madison Avenue, 17th Floor New York, NY 10022
Brener International Group(5)	1,776,650	7.46%
421 N. Beverly Drive, Suite 300 Beverly Hills, CA 90210
Dr. M. Ali Khatibzadeh(6)	552,300	2.32%
Mr. Theodore Chung(7)	67,012	*
Mr. Robert Bosi(8)	61,348	*
Mr. Michael Macari(9)	73,830	*
Mr. Kris Shankar(10)	63,863	*
Mr. Gerald F. Montry(11)	196,220	1.00%
Mr. James M. Pagos(12)	79,445	*
Mr. Thomas H. Baer(13)	46,336	*
Mr. Faraj Aalaei(14)	394,277	1.66%
Mr. Sam Srinivasan(15)	78,130	*
Mr. Richard Lynch(16)	27,084	*
All directors and executive officers as a group (12 persons)	4,208,906	17.14%

*	Less than 1% of the outstanding Common Stock.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Record Date (“Presently Exercisable Securities”) are deemed outstanding for computing the percentage held by each person or entity listed, but are not deemed outstanding for computing the percentage of any other person or entity.
(2)	Percentage of beneficial ownership is based on 23,804,415 shares of Common Stock outstanding as of the Record Date, March 22, 2011.
(3)	In calculating the beneficial ownership of this person, the Corporation has relied upon the Form 4 filed by this entity with the SEC on March 14, 2011. According to this Form 4, Mr. Chen directly owns 883,428 shares and indirectly owns 1,659,904 shares, of which 9,829 shares are owned directly by his wife, 75 shares are owned directly by his minor daughter, and 1,650,000 shares are held in accounts of unregistered investment companies and managed accounts over which Mr. Chen has investment control. In addition, Mr. Chen beneficially owns 25,729 shares issuable upon the exercise of Presently Exercisable Securities.

(4)	In calculating the beneficial ownership of this person, the Corporation has relied upon the Schedule 13G, filed by him with the SEC on December 31, 2010. According to such Schedule 13G, Mr. Steinhardt shares voting and dispositive power over the shares reported with Ilex Partners, L.L.C. and Steinhardt Overseas Management, L.P.
(5)	In calculating the beneficial ownership of this entity, the Corporation has relied upon the Schedule 13D, filed by this entity with the SEC on May 28, 2010. According to this Schedule 13D, Brener International Group, LLC has sole voting and dispositive power over 551,250 shares; Marbre Servias, Ltd. has sole voting and dispositive power over 1,212,900 shares; and Clive Fleissig has sole voting and dispositive power over 12,500 shares.
(6)	Consists of 505,425 shares owned and 46,875 shares issuable upon exercise of Presently Exercisable Securities. 495,065 shares are owned directed by Dr. Khatibzadeh and 10,360 shares are held by his minor daughter. Dr. Khatibzadeh is the Corporation’s President and Chief Executive Officer and is also a Director of the Corporation.
(7)	Consists of 11,436 shares owned and 55,576 shares issuable upon exercise of Presently Exercisable Securities. Mr. Chung serves as the Vice President — Business Development.
(8)	Consists of 36,085 shares owned and 25,263 shares issuable upon exercise of Presently Exercisable Securities. Mr. Bosi is the Corporation’s Vice President and Chief Financial Officer.
(9)	Consists of 10,553 shares owned and 63,277 shares issuable upon exercise of Presently Exercisable Securities. Mr. Macari is the Corporation’s Vice President — Engineering and Operations.
(10)	Consists of 8,080 shares owned and 55,783 shares issuable upon exercise of Presently Exercisable Securities. Mr. Shankar is the Corporation’s Senior Vice President — Worldwide Sales and Marketing.
(11)	Consists of 157,919 shares owned and 38,301 shares issuable upon exercise of Presently Exercisable Securities. Mr. Montry is the Chairman of the Board of Directors of the Corporation.
(12)	Consists of 43,853 shares owned and 35,592 shares issuable upon exercise of Presently Exercisable Securities.
(13)	Consists of 17,163 shares owned directly and 3,235 shares owned indirectly in charitable remainder trust as well as 25,938 shares issuable upon exercise of Presently Exercisable Securities.
(14)	Consists of 87,676 shares owned and 306,601 shares issuable upon exercise of Presently Exercisable Securities.
(15)	Consists of 22,167 shares owned and 55,963 shares issuable upon exercise of Presently Exercisable Securities.
(16)	Consists of 10,417 shares owned and 16,667 shares issuable upon exercise of Presently Exercisable Securities.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Committee of the Board of Directors (the “Compensation Committee”) has the responsibility for establishing, implementing and monitoring the Corporation’s executive compensation programs. The Compensation Committee is responsible for ensuring that its total compensation paid to its executives is competitive, reasonable, fair and adheres to the Corporation’s compensation philosophy and objectives.

Throughout this proxy statement, the individuals who served as the Corporation’s President and Chief Executive Officer and the Corporation’s Chief Financial Officer during fiscal years 2008, 2009 and 2010, as well as the other individuals included in the Summary Compensation Table below are referred to as the “Named Executive Officers.”

Compensation Committee

All members of the Compensation Committee meet the independence requirements as determined in accordance with SEC, the National Association of Securities Dealers and Internal Revenue Code rules. Members of the Committee are appointed annually by the outside Directors of the Board. Each member of the Committee will serve until his successor is appointed and qualified, or until his earlier resignation or removal. The Compensation Committee operates under a written charter adopted by our Board. The Compensation

Committee’s charter is available on the TranSwitch corporate website under Investor Relations — Corporate Governance: http://www.transwitch.com/investors/compensation/index.jsp.

Members of the Committee have significant depth of experience relevant to compensation matters at both the Board and corporate levels. They serve on other boards, and have extensive knowledge of TranSwitch and the telecommunications industry, which assists in their evaluation of the Named Executive Officers’ performance and compensation. The Compensation Committee members and its Chairman are selected by the Board of Directors following the annual meeting of the shareholders and their own reelection at that time.

The Compensation Committee’s role is generally one of oversight. Management is responsible for designing and modifying salary ranges and grades, incentive compensation programs, compensation strategy and practices, performance evaluation systems, succession planning, and the conduct and funding of the various retirement plans of the Corporation. In carrying out its responsibilities, the Committee provides oversight, review, and consultation to management.

The Compensation Committee’s scope of authority includes discharging the Board of Director’s responsibilities relating to corporate executive compensation, reviewing and approving administration of the Corporation’s incentive compensation and stock plans, and producing an annual report on executive compensation for inclusion in the Corporation’s proxy statement. The Committee reviews proposals and makes recommendations to the Corporation’s management on company-wide compensation programs and practices.

Pursuant to the charter of the Compensation Committee, the Compensation Committee has the authority to retain a compensation consultant to advise the Committee on executive compensation practices and policies, or any other matters within its charter. In 2010, no compensation consultant was engaged for employee or executive compensation.

Role of Executives in Establishing Compensation

At the invitation of the Compensation Committee, select executives attend Compensation Committee meetings. The Corporation’s Chief Executive Officer and other members of management regularly attend meetings of the Compensation Committee. The Chief Financial Officer prepares information for review with the Chief Executive Officer, which he then presents to the Compensation Committee at each meeting. In addition, the Compensation Committee periodically assigns special action items or compensation programs to be researched and reported on to the Committee by executives.

Each year, management makes a general recommendation to the Compensation Committee of reward actions for TranSwitch for the coming year. When making the recommendation, the Chief Executive Officer and management consider recent trends in executive compensation among other factors. During the fourth quarter, management presents a proposal to the Compensation Committee for the upcoming year’s reward cycle. This recommendation takes into account the status of the Corporation’s profitability, performance, as well as retention and other talent management issues.

As further discussed below, following the presentation of trends and/or compensation programs to the Compensation Committee, the Chief Executive Officer meets with other members of management to make specific recommendations for each executive officer, other than the Chief Executive Officer. The specific recommendations are then presented to the Compensation Committee for review and approval.

Compensation Philosophy

The Corporation’s executive compensation programs are designed to provide levels of compensation that will allow the Corporation to attract, motivate and retain qualified executives. It provides a competitive compensation package that ultimately is based on individual and company performance. The Committee’s goal is to establish performance criteria, evaluate executive performance against those criteria, and establish base salary, annual bonuses and long-term incentives for the Corporation’s key decision-makers. Bonuses and incentives are designed to maximize the Corporation’s short- and long-term financial results for the benefit of the Corporation’s stockholders.

Generally, total compensation consists of base salary and equity awards that are targeted at the median of the Peer Group (see discussion below). Typically, the Corporation’s long-term compensation awards consist of equity awards in the form of Restricted Stock Units, since the Corporation has not given cash bonuses in recent years in order to achieve its financial and business goals.

Setting Executive Compensation

The Corporation has structured the Corporation’s base salaries and non-cash executive compensation to motivate executives to achieve the business goals set by the Corporation and reward the executives for achieving such goals. In making compensation decisions, the Committee compares each element of total compensation against a peer group of publicly-traded telecommunications and semiconductor companies (collectively, the “Peer Group”). The Peer Group, which is periodically reviewed and updated by the Committee, consists of companies against which the Committee believes the Corporation competes for talent and for stockholder investment. In developing the Peer Group, the management team provides the Compensation Committee with a Peer Group that is partly derived from a survey of various public companies purchased from Radford Surveys and Consulting. The Peer Group consists of the following companies: Applied Micro Circuits Corporation, Anadigics, Inc., Cavium Networks Inc., Entropic Communications Inc., Exar Corporation, Mindspeed Technologies Inc., Pericom Semiconductor Corporation, PMC-Sierra Inc., Silicon Image Inc., Silicon Labs and Standard Micro Systems Corporation.

The Committee reviews and approves corporate goals and objectives relevant to compensation of the President and Chief Executive Officer, makes a performance appraisal in light of those goals and objectives, and establishes and approves the appropriate level of base compensation, bonus and incentive compensation. In determining the long-term incentive component of compensation of the President and Chief Executive Officer, the Committee considers the Corporation’s performance and relative shareholder return, the value of similar incentive plan awards to Chief Executive Officers and Presidents at comparable companies, and the awards given to the Corporation’s Chief Executive Officer and President in past years. The Committee then presents its recommendation to the Board of Directors for final approval and ratification. In conjunction with the President and Chief Executive Officer, the Committee directs the management succession planning, particularly for Chief Executive Officer succession.

With the exception of the President and Chief Executive Officer, the Committee, in consultation with management, evaluates the performance of the Corporation’s other Named Executive Officers and makes recommendations to the Board regarding the appropriate level of base compensation, bonus, and incentive compensation for such officers.

With respect to the Chief Executive Officer, the Committee, in consultation with management, reviews and approves annually any employment agreements, severance agreements and change in control agreements or provisions, when and if appropriate, and any special or supplemental benefits.

In consultation with management, the Committee designs and approves incentive plans, including any equity-based compensation, to allow the Corporation to attract and retain talented personnel and align the pay of such personnel with the long-term interests of shareholders. In addition, the Committee submits each equity-based compensation plan and each material modification thereof to the Board for its approval. The Committee takes actions that may be necessary or advisable to implement and administer the Corporation’s incentive compensation plans, all in accordance with the terms of such plans. The Committee evaluates and recommends to the full Board the appropriate level of director compensation and takes primary responsibility for ensuring that any payments to directors, other than in their capacity as directors, are fully and properly disclosed. The Committee regularly communicates with the Board in order to ensure that the Board is fully informed of the Corporation’s compensation policies and other issues within the Committee’s jurisdiction. The Committee exercises such additional powers as may be reasonably necessary or desirable, in the Committee’s discretion, to fulfill its responsibilities and duties under its Charter.

2010 Executive Compensation Components

The following is a summary of the principal components of compensation for Named Executive Officers. There are four major elements that comprise the Corporation’s compensation of Named Executive Officers: (i) base salary, (ii) incentive plans, (iii) perquisites and (iv) retirement benefits provided under a 401(k) plan.

Base salary

The Corporation provides Named Executive Officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for Named Executive Officers are determined for each executive based on his or her position and responsibility by using market data.

During its review of base salaries for executives, the Committee primarily considers:

•	market data;
•	internal review of the executive’s compensation, both individually and relative to other executive officers; and
•	individual performance of the executive.

Salary levels are typically considered annually as part of the Corporation’s performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to salaries are based on the Committee’s assessment of the individual’s performance.

Short-Term Incentive Plan

The Short-Term Incentive Plan gives the Committee the latitude to design stock-based incentive compensation programs to promote high performance and achievement of corporate goals by all employees, encourage the growth of stockholder value, and allow all employees to participate in the long-term growth and profitability of the Corporation.

The Short-Term Incentive Plan assists the Corporation to:

•	enhance the link between the creation of stockholder value and short-term executive incentive compensation;
•	provide an opportunity for increased equity ownership by executives; and
•	maintain competitive levels of total compensation.

Management presents an incentive plan to the Compensation Committee each year designed to provide awards to all employees, including Named Executive Officers. The plan for non-sales employees is a 100% equity based plan while the plan for sales employees (described for Mr. Shankar below) is a combination of cash and equity awards. The awards to the Chief Executive Officer and Named Executive Officers under the Short-Term Incentive Plan are contingent upon actual results meeting key target metrics established by the Compensation Committee. These key targets are designed in a way to challenge management to achieve the Corporation’s goals. They are achievable yet ambitious enough so that in any given year not all of them will be achieved. For 2010, the Compensation Committee, in consultation with the Chief Executive Officer, determined that the metrics for corporate results would be revenue and non-GAAP Operating Income, consistent with the Company’s goals of improving top-line performance and maintaining profitability.

Under the terms of the Short-Term Incentive Plan for fiscal year 2010, Dr. Khatibzadeh had a target award of Restricted Stock Units equivalent to 57% of his base salary and each of the other Named Executive Officers, except for Mr. Shankar, had a target award of Restricted Stock Units equivalent to 40% of his base salary. For each Named Executive Officer, except for Mr. Shankar, the threshold for any award was achievement of 100% of the Corporation’s Revenue forecast and 90% of the Corporation’s non-GAAP Operating Income forecast. Assuming the thresholds are met, then the award for each Named Executive Officer is determined upon achievement of individual goals. For Dr. Khatibzadeh and Mr. Bosi, these individual goals are corporate Revenue and corporate non-GAAP Operating Income, weighted 75% revenue and 25% non-GAAP Operating Income. For Mr. Chung and Mr. Macari, the individual goals are the specific team/department goals for their organizations. Since the corporate key metrics of revenue and non-GAAP

Operating Income were not achieved for 2010, no Named Executive Officer, except for Mr. Shankar, received any award for 2010 under the Short-Term Incentive Plan.

Mr. Shankar, as the Senior Vice President — Worldwide Sales & Marketing, has an annual cash bonus target of 20% of his base salary, plus up to an additional 20% of his base salary in Restricted Stock Units. The 20% cash bonus target is weighted 100% on the achievement of revenue. The Restricted Stock Units are weighted 100% on the achievement of certain customer related objectives, such as design wins. Mr. Shankar received $3,778 for first quarter revenue results and $7,481 for second quarter revenue results. Because corporate revenue in the third quarter and fourth quarter fell below the corporate threshold, Mr. Shankar received no cash bonus for these quarters. For the achievement of certain customer related objectives in 2010, Mr. Shankar was granted 4,059 Restricted Stock Units for the first three quarters and was granted 173 Restricted Stock Units in March 2011 for fourth quarter results.

The Board grants stock options and Restricted Stock Units at regularly scheduled Board meetings. Options are awarded at the closing price of the Corporation’s Common Stock on the date of the grant. In certain limited circumstances, the Committee may grant options to an executive at an exercise price in excess of the closing price of the Corporation’s Common Stock on the grant date. The Committee has never granted options with an exercise price that is less than the closing price of the Corporation’s Common Stock on the grant date, nor has it granted options which are priced on a date other than the grant date.

The Restricted Stock Units granted pursuant to the Short-Term Incentive Plan by the Committee vest 100% one year following the grant date. Unless otherwise modified by the Board, vesting ceases upon termination of employment and exercise rights cease 90 days after termination of employment, except in the case of death (subject to a one year limitation), disability or retirement. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

The Compensation Committee has adopted a policy regarding the recovery or adjustment of performance incentive plan awards, already paid, in the event relevant corporate performance measures are restated in a manner that would have reduced a previously granted award’s size or payment. To the extent permitted by governing law, the Board will seek reimbursement of incentive compensation paid to any executive officer in the event of a restatement of the Corporation’s financial results that would have reduced a previously granted award’s size or payment. In that event, the discretion of the Compensation Committee depending on the specific circumstances, the Board will seek to recover either (i) the entire amount of the incentive award or (ii) the amount of the award paid to an executive officer which is in excess of the amount that would have been paid based on the restated financial results.

Executive performance evaluations, including for the Named Executive Officers, take place every year and are completed during the first quarter. To help achieve the Corporation’s strategic goals and annual objectives, the Corporation has developed an integrated performance management program, which has an overall purpose to strengthen results at the individual and organizational level. The program is designed to align individual performance with strategic business goals and annual objectives. It is intended to foster two-way communication to provide all employees, including executives, with the resources, information and support needed to be successful. The performance management program’s primary objectives are to ensure that individual contributions and results are directed toward achieving the Corporation’s business plan based on its strategic and tactical goals. It also ensures that rewards are clearly linked to performance and recognizes outstanding performance with corresponding compensation action. The process begins with establishing individual and corporate performance objectives for senior executive officers during the fourth quarter of each year for the following year. These goals are based on the Corporation’s annual operating plan which is reviewed and approved by the Board of Directors.

Each executive may complete an optional self assessment that provides feedback from his or her perspective relevant to job responsibilities and achievements. If completed, the self assessment would then be provided to the Chief Executive Officer by his direct reports. Otherwise, the Chief Executive Officer completes a performance evaluation, as well as a goals and training form, which directly link to the annual Operating Plan on a strategic, tactical and operational effectiveness basis. The Operating Plan reflects each business unit and the Chief Executive Officer uses these strategic and tactical objectives to measure the performance of the heads of each business unit. Qualitative assessment is completed as well based on set performance factors which encompass corporate-wide competencies that all employees are expected to not only possess, but to regularly demonstrate on the job. Each performance factor category requires a performance rating. The results provide guidelines for compensation decisions and development planning as necessary.

The Chief Executive Officer’s performance is evaluated first by the Chairman of the Board of Directors with input from all independent Board members. The Chief Executive Officer is also evaluated on performance against the Operating Plan which is summarized in the annual score card in the Short-Term Incentive Plan results. The scorecard contains a percent achievement reached for each corporate metric as well as an overall weighted average achievement percentage on all corporate performance goals. The Chief Executive Officer provides this information to the Chairman of the Board. The Chairman reviews this with the other Board members, obtains their feedback on the Chief Executive Officer’s performance and completes the review. The performance evaluation is discussed at a private meeting between the Chief Executive Officer and Chairman of the Board. The Board frequently discusses with the Chief Executive Officer the performance of the Named Executive Officers. The Chief Executive Officer incorporates this feedback into the Named Executive Officer evaluations, and other officers of the Corporation.

For 2011, the Committee has maintained the structure of the Short-Term Incentive Plan from 2010. The target award for the President and Chief Executive Officer is 57% of his base salary, per the terms of his employment agreement. The target award for the other Named Executive Officers remains at 40%. All awards will be made in Restricted Stock Units, vesting in one year from the date of grant. For Dr. Khatibzadeh and Mr. Bosi, the key metrics are the annual corporate revenue goal, weighted at 80%, and the annual corporate non-GAAP Operating Income goal, weighted at 20%. For Mr. Chung and Mr. Macari, the key metric is the achievement of their department goals as outlined in the 2011 Operating Plan, weighted at 100%. At the end of the year, the percent achievement relative to goal is calculated for each executive. This percent is then multiplied times the target award to determine the dollar amount of the actual award. This dollar amount is then converted into Restricted Stock Units based on the closing stock price at the end of the day on the grant date.

For 2011, the Committee has also maintained the structure of the Short-Term Incentive Plan for sales employees. Mr. Shankar will receive a cash commission based on a percentage of all revenue generated above the corporate baseline forecast. His target for the cash award is 20% of his base salary. If the corporate baseline forecast is not met, there is no cash award. Mr. Shankar and the sales team also have specific customer objectives, including design ins/wins. For achievement of these objectives, he will receive Restricted Stock Units. His target for RSUs is the equivalent of 20% of his base salary. The definition of design wins for 2011, as for 2010, gives greater rewards to wins that result in revenue from expected near-term production of customers’ products. Restricted Stock Units granted under this plan will vest over two years, 50% per year.

Long-Term Incentive Plan

The Long-Term Incentive Plan gives the Committee the latitude to design stock-based incentive compensation programs to enable the Corporation to attract and retain key employees, encourage the growth of stockholder value, and allow these employees to participate in the long-term growth and profitability of the Corporation.

The Long-Term Incentive Plan assists the Corporation to:

•	enhance the link between the creation of stockholder value and long-term executive incentive compensation;
•	provide an opportunity for increased equity ownership by executives; and
•	maintain competitive levels of total compensation.

The Long-Term Incentive Plan grants Restricted Stock Units to Named Executive Officers solely at the discretion of the Compensation Committee and the Board. The President and Chief Executive Officer makes recommendations to the Committee on the awards for officers other than himself. These Restricted Stock Units vest 100% three years from the grant date.

In May 2010, the Board granted the following amounts of Restricted Stock Units pursuant to the Long-Term Incentive Plan under the 2008 Plan to these Named Executive Officers: Dr. Khatibzadeh, 104,167, Mr. Bosi, 32,084, Mr. Chung, 25,667, Mr. Macari, 25,667, and Mr. Shankar, 29,334.

Perquisites

The Corporation provides Named Executive Officers with perquisites and other personal benefits that the Corporation and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Corporation to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to Named Executive Officers.

The Named Executive Officers are provided with basic life insurance coverage equal to twice their base salary up to a maximum of $500,000. In addition, for 2010, the Corporation provided executive term life insurance coverage equal to $1,000,000 for the Chief Executive Officer and $500,000 for the Chief Financial Officer, the Vice President — Business Development, the Senior Vice President — Worldwide Sales and Marketing, and the Vice President — Engineering and Operations. The Corporation has entered into an agreement containing change of control severance provisions with its Chief Executive Officer. The change of control severance provisions were designed to promote stability and continuity of senior management. Information regarding applicable payments under such agreement is provided under the heading “Payments Made Upon a Change of Control” below.

Retirement Benefits

The Corporation sponsors a 401(k) retirement plan that permits the Named Executive Officers to electively defer a portion of their salary on a pre-tax basis into the plan. The Corporation matches 50% of contributions by all participants, including the Named Executive Officers, to the 401(k) plan including the Named Executive Officers, up to a maximum of 6% of covered compensation. This match was suspended effective July 1, 2009. No other qualified or non-qualified retirement plans are sponsored by the Corporation.

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that the Corporation may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Corporation believes that compensation paid under the Corporation’s incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Assessment of Risk

In the design of executive compensation plans, the Committee considers the desired behavior the Committee wants to incent and how that behavior relates to increasing shareholder value. The Committee does not feel that there are any compensation-related risks that are reasonably likely to have a material effect on the Corporation.

Certain key aspects of our compensation plans address potential risks:

—	The structure of our incentive plans is the same for all employees worldwide, including executives. The Board reviews and approves the incentive plans annually. All awards that involve equity grants require Board approval.
—	The Short-Term Incentive Plan does focus on the execution of the current year’s Operating Plan and its awards are tied to key short-term (annual) financial metrics (e.g., revenue and profitability) in that plan. The Committee believes that the target amount of compensation in the Short-Term Incentive Plan is large enough to incent desired employee behavior but not so large, as a percent of an employee’s total compensation, as to encourage excessive risk taking to achieve the targets. In addition, the Board monitors performance to the Operating Plan on a regular basis and can adjust the Short-Term Incentive Plan if necessary.

—	The awards in the Short-Term Incentive Plan for non-sales personnel are in the form of Restricted Stock Units which vest after one year, promoting equity ownership by officers and employees and supporting the creation of shareholder value.
—	Cash compensation for sales personnel for revenue generation is a very small percentage of the revenue, and is only paid on the amount of revenue that exceeds the baseline revenue forecast. Commissions are only paid after revenue is recognized.
—	Compensation for design wins for sales personnel is now paid 100% in Restricted Stock Units rather than in cash and options. These RSUs vest in one year and the focus of the Short-Term Incentive Plan component for design wins is now production-ready wins to targeted customers in order to align with the interest of the shareholders by creating near-term as well as long-term revenue streams.
—	Our Long-Term Incentive Plan with its three year vesting aligns the interests of officers and employees with long-term shareholder interests and supports employee retention. The timing and amount of awards under the Long-Term Incentive Plan are totally at the discretion of the Board.

Compensation Committee Report

The Compensation Committee of the Corporation has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE James M. Pagos (Chairman) Thomas H. Baer Herbert Chen Gerald F. Montry

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

Named Executive Officers

Listed below are the Corporation’s Named Executive Officers and their respective backgrounds, excluding Dr. M. Ali Khatibzadeh who is listed under the “Nominee” section of “Proposal No. 1: Election of Directors” in this Proxy Statement.

Mr. Robert A. Bosi, 55, Vice President and Chief Financial Officer, has over 30 years of financial management experience. He has served in this position since January 4, 2008. Prior to joining the Corporation, Mr. Bosi held the positions of VP-Finance/Chief Financial Officer for Curtiss-Wright Corporation from 1991 to 2001 and VP-Chief Financial Officer for Vesper Corporation from 2002 to 2004. Since 2004 Mr. Bosi has been a partner with Tatum LLC where he filled the positions of Interim Senior Vice President and Chief Financial Officer of Concord Camera Corporation from 2004 to 2005 and Acting Chief Financial Officer of Monitor Oil PLC from 2006 to 2007. Mr. Bosi has a B.A. in accounting from William Paterson University and an M.B.A. from Fairleigh Dickinson University. Also, Mr. Bosi is a Certified Public Accountant, a Certified Management Accountant and a Certified Financial Manager.

Mr. Theodore Chung, 37, Vice President of Business Development, started with the Corporation in 2001 and held several management positions in the Corporation prior to assuming his current position in October 2006. Mr. Chung also served as Interim Chief Financial Officer and Treasurer from January 12, 2007 through January 4, 2008. Prior to joining the Corporation, Mr. Chung was Director, Business Development for Lydstrom, Inc., a maker of internet-enabled set-top boxes. From 1997 to 2000, he was with Fahnestock & Co., where he worked in Structured Finance. Mr. Chung resigned from the position of Interim Chief Financial Officer on January 4, 2008 and is currently serving as the company’s Vice President — Business Development.

Mr. Michael Macari, 59, Vice President — Engineering and Operations, has over 25 years of semiconductor industry experience in product and test engineering, design, supply chain management, quality and reliability. Mr. Macari started with the Corporation in 1999 and held several management positions in the Corporation prior to assuming his current position in July 2005. Prior to joining TranSwitch, he spent 13 years at General DataComm where he held positions including director of VLSI and executive director of Technology Services. In that capacity he was responsible for VLSI design, test and manufacturing, CAD and Information Technology. Prior to General DataComm, Mr. Macari was the manager of LSI Test and Reliability at ITT. He holds a B.S. degree in Electrical Engineering from Fairleigh Dickinson University and a M.B.A. from the University of New Haven.

Mr. Kris Shankar, 46, Senior Vice President — Worldwide Sales and Marketing, has over 21 years of technical and management experience in the telecommunications industry. During this tenure, he was involved in the planning, design and deployment of a number of custom silicon-based products such as Digital Loop Carriers, Class-V switches, DSLAMs, ATM concentrators, OC3-OC192 SONET multiplexers and 2.4Tb/s ultra long-haul DWDM equipment. He joined Centillium Communications in 2004 and held several management positions in Centillium prior to becoming Vice President – Worldwide Sales and Customer Support following the acquisition of Centillium by the Corporation in 2008. He was promoted to his current position in July 2010. Prior to 2004, he was Chief Technology Officer and a co-founder of Metro-Optix, a venture-funded optical startup acquired by Xtera Communications. Prior to Metro-Optix, Mr. Shankar held a number of technical and management positions with Nortel Networks, Fujitsu Network Communications and Ericsson. He received his B.E. (Honors) from Regional Engineering College, Trichy, India and his M.S.E.E. from the University of Houston. He serves on the technical advisory board of Panorama Capital, a technology investment firm based in Menlo Park, CA.

Executive Compensation

The following table sets forth the compensation earned by the Corporation’s Chief Executive Officer and each of the other executive officers designated “Named Executive Officers” by the Corporation (collectively, the “Named Executive Officers”) for services rendered in all capacities to the Corporation for the fiscal years ended December 31, 2008, 2009, and 2010. The amount for salary for 2010 for all Named Executive Officers reflects the 10% reduction in cash compensation instituted on February 1, 2010 and the amount for equity awards includes those Restricted Stock Units granted as compensation for the cash reduction.

Summary Compensation Table

Name and Principal Position	Year	Salary $	Bonus $	Stock Awards $(1)	Option Awards $(1)	All Other Compensation $(2)	Total $
Dr. M. Ali Khatibzadeh(3) President and Chief Executive Officer	2010	319,038	0	282,312	0	1,242	602,592
	2009	29,167	0	334,125	319,941	0	683,233
Mr. Robert Bosi(4) Vice President and Chief Financial Officer, Principal Accounting Officer	2010	306,277	0	134,901	0	2,322	443,500
	2009	336,000	0	117,600	28,788	5,004	487,392
	2008	336,000	0	0	0	3,360	339,360
Mr. Theodore Chung(5) Vice President – Business Development	2010	205,096	0	100,374	0	927	306,397
	2009	155,000	90,000	100,001	13,292	3,146	361,439
	2008	155,000	37,000	0	45,030	5,419	242,449
Mr. Michael McCoy(6) Former Corporate Secretary	2010	7,692	0	0	0	0	7,692
	2009	20,000	0	0	0	0	20,000
	2008	20,000	0	0	5,758	79	25,837
Mr. Michael Macari Vice President – Engineering and Operations	2010	205,096	0	100,374	0	4,430	309,900
	2009	155,000	70,000	100,000	17,673	6,247	348,920
	2008	155,000	35,000	0	4,965	7,910	202,875
Mr. Kris Shankar(7) Senior Vice President – Worldwide Sales and Marketing	2010	214,275	70,140	102,351	86,562	678	474,006
	2009	204,359	61,370	100,001	19,991	7,187	392,908
	2008	210,238	33,140	7,685	37,402	438	288,903

(1)	The assumptions used to calculate the value of stock awards and option awards are set forth under Note 14 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 15, 2011.
(2)	Includes 401(k) matching contributions and/or life insurance payments.
(3)	Dr. Khatibzadeh was appointed President and Chief Executive Officer on December 1, 2009.
(4)	Mr. Bosi was appointed Vice President and Chief Financial Officer on January 4, 2008.
(5)	Mr. Chung resigned as the Corporation’s Interim Chief Financial Officer on January 4, 2008 and is currently serving as the Vice President — Business Development.
(6)	Mr. McCoy was appointed Interim Chief Accounting Officer on January 12, 2007 and resigned from this position on January 4, 2008. He resigned as the Corporate Secretary on May 20, 2010.
(7)	Mr. Shankar received an increase in base salary to $250,000 in July 2010. He received a retention bonus of $50,000 in October 2010 pursuant to the terms of his employment contract. He also received cash payments from the Short-Term Incentive Plan of $8,881 in February 2010 for Q4 2009 results, $3,778 in May 2010 for Q1 2010 results and $7,481 in August 2010 for Q2 2010 results.

Grants of Plan Based Awards

The following table contains information concerning the equity incentive plan awards for each Named Executive Officer granted during the fiscal year ended December 31, 2010.

Stock Options Awarded

Name	Grant Date	All Other Option Awards: Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
Kris Shankar(1)	4/1/2010	100	2.71	178
	7/7/2010	60,000	2.13	86,384

(1)	Mr. Shankar was awarded 100 stock options on April 1, 2010 from the sales incentive plan. These options will vest 50% after one year and the final 50% will vest after two years. Also, on July 7, 2010 Mr. Shankar was granted 60,000 options which will vest 33.33% on the grant date anniversary over three years.

Restricted Stock Units Awarded

Name	Grant Date	Securities Underlying Stock Awards (#)	Grant Date Fair Value of Stock and Option Awards ($)
M. Ali Khatibzadeh(1)	5/20/2010	3,927	9,425
	5/20/2010	104,167	250,001
	12/10/2010	10,403	22,887
Robert Bosi(2)	5/20/2010	3,770	9,048
	5/20/2010	32,084	77,002
	5/20/2010	11,200	26,880
	12/10/2010	9,987	21,971
Theodore Chung(3)	5/20/2010	2,525	6,060
	5/20/2010	25,667	61,601
	5/20/2010	7,500	18,000
	12/10/2010	6,688	14,714
Michael Macari(4)	5/20/2010	2,525	6,060
	5/20/2010	25,667	61,601
	5/20/2010	7,500	18,000
	12/10/2010	6,688	14,714
Kris Shankar(5)	5/20/2010	2,517	6,041
	5/20/2010	2,040	4,896
	5/20/2010	29,334	70,402
	8/5/2010	1,014	2,849
	12/10/2010	7,251	15,952
	12/10/2010	1,005	2,211

(1)	Dr. Khatibzadeh was granted restricted stock units on May 20, 2010 to compensate for a reduction in cash salary and from the Corporation’s Long-Term Incentive Plan. These awards were 3,927 RSUs and 104,167 RSUs respectively. The RSUs for the salary reduction vested 90 days after the grant date and the RSUs from the Long-Term Incentive Plan will vest 100% 3 years from the grant date. Also, on December 10, 2010, Dr. Khatibzadeh was awarded 10,403 RSUs to compensate for a reduction in cash salary which will vest 100% in 90 days.
(2)	Mr. Bosi was granted Restricted Stock Units on May 20, 2010 to compensate for a reduction in cash salary and as part of the Long- and Short- Term Incentive Plans. The 3,770 RSUs for the salary reduction vested 90 days after the grant date while the 32,084 RSUs from the Long-Term Incentive Plan and the 11,200 RSUs from the Short-Term Incentive Plan will vest 100% in three years and one year, respectively. On December 10, 2010. Mr. Bosi was granted 9,987 RSUs to compensate for a reduction in cash salary which will vest 100% in 90 days.
(3)	Mr. Chung was granted Restricted Stock Units on May 20, 2010 to compensate for a reduction in cash salary and as part of the Long- and Short- Term Incentive Plans. The 2,525 RSUs for the salary reduction vested 90 days after the grant date while the 25,667 RSUs from the Long-Term Incentive Plan and the 7,500 RSUs from the Short-Term Incentive Plan will vest 100% in three years and one year respectively. On December 10, 2010 Mr. Chung was granted 6,688 RSUs to compensate for a reduction in cash salary which will vest 100% in 90 days.
(4)	Mr. Macari was granted Restricted Stock Units on May 20, 2010 to compensate for a reduction in cash salary and as part of the Long- and Short- Term Incentive Plans. The 2,525 RSUs for the salary reduction vested 90 days after the grant date while the 25,667 RSUs from the Long-Term Incentive Plan and the 7,500 RSUs from the Short-Term Incentive Plan will vest 100% in three years and one year respectively. On December 10, 2010. Mr. Macari was granted 6,688 RSUs to compensate for a reduction in cash salary which will vest 100% in 90 days.

(5)	Mr. Shankar was granted Restricted Stock Units on May 20, 2010 to compensate for a reduction in cash salary and as part of the Long-Term Incentive Plan and the sales incentive plan for the 1st Quarter of 2010. The 2,517 RSUs for the salary reduction vested 90 days after the grant date while the 29,334 RSUs from the Long-Term Incentive Plan will vest 100% in three years. The 2,040 RSUs from the sales incentive plan will vest 50% per year over two years. On August 5, 2010 Mr. Shankar was granted 1,014 restricted stock units from the sales incentive plan for Q2 2010 results. These RSUs vest 50% per year over two years. On December 10, 2010 Mr. Shankar was awarded 7,251 RSUs to compensate for a reduction in cash salary which will vest 100% in 90 days. These RSUs vest 100% 90 days from the grant date. Also, on December 10, 2010 Mr. Shankar was awarded 1,005 RSUs from the sales incentive plan for Q3 2010 results. These RSUs will vest 50% per year over two years.

Outstanding Options & Restricted Stock Unit Awards At Fiscal Year-End

The following table contains information concerning the unexercised options and Restricted Stock Unit awards for each Named Executive Officer as of December 31, 2010:

Stock Options

Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Option Exercise Price	Option Expiration Date
Khatibzadeh, Mohammad Ali	41,152	123,456	$2.4300	12/9/2016
	5,723	17,169	$2.4300	12/9/2016
Totals Khatibzadeh	46,875	140,625
Bosi, Robert	12,500	12,500	$2.0000	3/18/2016
Totals Bosi	12,500	12,500
Shankar, Kris	98	14	$2.4800	5/21/2016
	169	56	$4.3200	8/6/2016
	1,250	3,750	$5.5200	10/8/2016
	64	36	$2.4300	12/9/2016
	0	100	$2.7100	4/1/2017
	0	60,000	$2.1300	7/7/2017
	5,625	4,375	$2.3200	12/11/2015
	20,005	0	$16.6400	7/23/2014
	2,414	0	$13.5200	7/27/2015
	5,711	664	$8.1600	8/6/2017
	6,843	2,816	$4.3200	4/21/2018
	3,493	0	$13.6000	7/20/2016
	1,915	0	$13.6000	7/20/2016
	3,176	0	$16.6400	7/23/2014
	2,414	0	$13.5200	7/27/2015
Totals Shankar	53,177	71,811
Chung, Theodore	750	0	$12.4000	5/20/2011
	1,250	0	$12.4000	5/20/2011
	737	0	$12.0000	8/5/2011
	269	0	$10.2400	10/14/2011
	975	0	$13.4400	5/19/2012
	875	0	$13.2800	8/10/2012
	1,250	0	$13.2800	8/10/2012
	3,125	0	$12.4000	12/12/2013
	9,375	0	$2.6400	1/15/2016
	299	42	$2.0000	3/18/2016
	1,008	0	$2.3200	12/11/2015
	2,500	0	$12.4000	4/5/2014
	2,448	0	$13.2000	5/24/2014
	1,875	0	$12.6400	8/7/2014
	625	0	$12.6400	8/7/2014
	281	0	$8.4000	11/5/2014
	1,250	0	$5.5200	3/18/2015
	281	0	$5.5200	3/18/2015
	358	0	$6.0000	5/22/2015
	9,375	0	$5.1200	8/7/2015
	992	0	$5.1200	8/7/2015

Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Option Exercise Price	Option Expiration Date
	725	0	$11.7600	10/13/2012
	625	0	$13.2000	12/27/2012
	525	0	$14.7200	1/26/2013
	2,500	0	$14.3200	3/1/2013
	1,737	0	$16.8800	5/18/2013
	1,231	0	$13.2800	8/10/2013
	793	0	$11.8400	10/12/2013
Totals Chung	48,034	42
Macari, Michael	1,125	0	$12.4000	5/20/2011
	1,096	0	$12.0000	8/5/2011
	625	0	$12.0000	8/5/2011
	1,062	0	$10.2400	10/14/2011
	956	0	$8.9600	1/20/2012
	850	0	$13.4400	5/19/2012
	1,640	0	$13.2800	8/10/2012
	756	0	$13.2800	8/10/2012
	668	0	$11.7600	10/13/2012
	1,875	0	$14.0000	12/16/2012
	987	0	$14.7200	1/26/2013
	2,500	0	$14.3200	3/1/2013
	2,312	0	$16.8800	5/18/2013
	912	0	$13.2800	8/10/2013
	575	0	$11.8400	10/12/2013
	12,500	0	$2.6400	1/15/2016
	355	50	$2.0000	3/18/2016
	877	0	$2.3200	12/11/2015
	5,000	0	$12.4000	4/5/2014
	917	0	$13.2000	5/24/2014
	357	0	$12.6400	8/7/2014
	46	0	$8.4000	11/5/2014
	375	0	$5.5200	3/18/2015
	425	0	$6.0000	5/22/2015
	855	0	$5.1200	8/7/2015
	1,875	0	$12.4000	5/20/2011
	1,828	0	$12.0000	8/5/2011
	4,375	0	$12.0000	8/5/2011
	1,062	0	$10.2400	10/14/2011
	956	0	$8.9600	1/20/2012
	850	0	$13.4400	5/19/2012
	234	0	$13.2800	8/10/2012
	756	0	$13.2800	8/10/2012
	668	0	$11.7600	10/13/2012
	700	0	$13.2800	8/10/2013
	1,517	0	$13.2000	5/24/2014
	357	0	$12.6400	8/7/2014
	328	0	$8.4000	11/5/2014
	575	0	$11.8400	10/12/2013
Totals Macari	55,727	50

Restricted Stock Units

Name	Number of Securities Underlying Unreleased Awards	Number of Securities Underlying Awards	Release Price	Expiration Date
Khatibzadeh, Mohammad Ali	0	103,125	$0.0000	None
	0	104,167	$0.0000	None
Totals Khatibzadeh	0	207,292
Bosi, Robert	0	21,304	$0.0000	None
	0	32,084	$0.0000	None
	0	11,200	$0.0000	None
Totals Bosi	0	64,588
Shankar, Kris	0	821	$0.0000	None
	0	18,116	$0.0000	None
	0	2,040	$0.0000	None
	0	29,334	$0.0000	None
	0	1,014	$0.0000	None
	0	1,005	$0.0000	None
Totals Shankar	0	52,330
Chung, Theodore	0	18,116	$0.0000	None
	0	25,667	$0.0000	None
	0	7,500	$0.0000	None
Totals Chung	0	51,283
Macari, Michael	0	18,116	$0.0000	None
	0	25,667	$0.0000	None
	0	7,500	$0.0000	None
Totals Macari	0	51,283

Option Exercises And Stock Vested

The following table sets forth information regarding the exercise of stock options and the vesting of Restricted Stock Units for each of Named Executive Officers during 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
M. Ali Khatibzadeh			3,927	11,388
Robert Bosi			3,770	10,933
Theodore Chung			2,525	7,323
Michael Macari			2,525	7,323
Kris Shankar			2,517	7,299
			821	2,315

(1)	The dollar amounts shown for option awards are determined by multiplying the number of shares of the Common Stock acquired upon exercise of the option the difference between the per-share closing price of the Common Stock on the date of exercise and the exercise price of the options.
(2)	The dollar amounts shown for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of the Common Stock on the vesting date.

Potential Payments upon Termination or Change-in-Control Payments

The following table sets forth information regarding payments upon termination or upon Change-in Control for named executive officers with written agreements. Terms of these agreements are given below the table.

Executive	2010 Base Salary	Amount of Short-Term Incentive Award during last 12 months	Total Termination or Change of Control Payment ($)(1)
M. Ali Khatibzadeh, President and Chief Executive Officer	350,000	N/A	350,000
Robert A. Bosi, Vice President and Chief Financial Officer	336,000	N/A	168,000

(1)	Assumes a change of control occurred on December 31, 2010.
President and Chief Executive Officer

The Chief Executive Officer has a written employment agreement, dated November 5, 2009. The agreement is in effect for 24 months and continues each year to be in effect afterward without any further action by either party unless either party gives written notice of termination to the other not later than thirty days before the renewal date.

There are three conditions under which the Chief Executive Officer will be entitled to separation benefits in the event of a termination: (i) Termination without cause; (ii) Termination for Good Reason; and (iii) Termination as a result of Change in Control, each as further described below:

(i)	Termination without cause is any reason other than (i) termination on the termination date of the agreement, (ii) death of the Chief Executive Officer, (iii) voluntary termination by the Chief Executive Officer, (iv) disability of the Chief Executive Officer, (v) termination for cause, (vi) termination for Good Reason, and (vii) termination as result of Change in Control.
(ii)	The Chief Executive Officer may terminate the employment agreement for Good Reason, subject to certain time requirements, following the occurrence, without his prior written consent, of any of the following events (“Good Reason Event”): (A) he is demoted from the position he held at the effective date of the agreement or the responsibilities which are assigned to him at the effective date or the titles which he holds at the effective date are materially adversely changed; or (B) there is a material reduction in his total compensation, provided such material reduction is also not made to the compensation of similarly situated executives of the Corporation.
(iii)	Termination as a result of Change in Control is termination following the occurrence of any of the following events: (A) acquisition by a third party of 51% or more of the combined voting power of the Corporation’s outstanding securities, (B) change within a two-year period of the directors who constitute at least a majority of the members of the directors of the Corporation, (C) a corporate transaction including but not limited to a merger or consolidation, (D) liquidation of the Corporation and (E) certain other events as set forth in the employment agreement.

In the event the Chief Executive Officer is terminated under any of the three conditions above, the Corporation shall pay him a sum equal to the sum of (i) the entire amount of his annual base salary as in effect immediately prior to the termination, and (ii) a cash amount equal to the Short-Term Incentive Award that he earned in the last 12 months prior to termination. If the termination is within the first two years of the agreement, fifty percent of the unvested stock options and fifty percent of the unvested RSUs awarded in the Chief Executive Officer’s initial equity grant on December 9, 2009 shall vest upon termination. If the termination is on or after the first two years of the agreement, one hundred percent of the unvested stock options and one hundred percent of the unvested RSUs awarded in the Chief Executive Officer’s initial equity grant on December 9, 2009 shall vest upon termination. The Chief Executive Officer would also have the right to continue to participate in certain health and dental plans, subject to certain limitations, upon such termination.

Vice President and Chief Financial Officer

The Vice President and Chief Financial Officer has a written executive agreement, dated February 13, 2009. The agreement continues in effect until terminated by the Corporation.

If the Vice President and Chief Financial Officer is terminated for just cause, he will not be entitled to receive any severance or other termination benefits.

At the election of the Corporation for reason other than just cause, the Corporation may immediately terminate the employment of the Vice President and Chief Financial Officer by giving written notice of its intention to terminate. In this case, the Vice President and Chief Financial Officer is entitled to severance payments equal to the sum of 6 months salary. In addition, the Corporation shall pay his normal post-termination benefits in accordance with the Corporation’s retirement, insurance and other benefit plans and arrangements.

AUDIT COMMITTEE REPORT

The Audit Committee consists of Messrs. Sam Srinivasan (Chairman), James M. Pagos, and Gerald Montry. Each of them is independent within the meaning of the Corporation’s director independence standards and the director independence standards of the NASDAQ Stock Market Inc. As such, the Board of Directors has determined that none of the committee members has a relationship to the Corporation that may interfere with his independence from the Corporation and its management. The Audit Committee believes that each of its members is financially sophisticated and is able to read and understand the consolidated financial statements of the Corporation. Mr. Srinivasan serves as Chairman of the Audit Committee. Mr. Montry and Mr. Srinivasan are “audit committee financial experts” as defined in Item 407(d)(5) of Regulation S-K as promulgated under the Exchange Act of 1934, as amended.

The Audit Committee oversees the Corporation’s accounting and financial reporting functions, including matters relating to the appointment and activities of the Corporation’s independent auditors. The Audit Committee regularly discusses with management and the independent auditors the financial information developed by the Corporation, the Corporation’s internal controls and auditors’ audit process. Each fiscal year the Audit Committee appoints the independent auditors and reviews periodically the auditors’ performance and independence from management. The Audit Committee met with the independent auditors (both with and without the presence of the Corporation’s management) to review and discuss the matters required to be discussed by auditing standards, including the Corporation’s consolidated financial statements, the report of the independent auditors on the results, scope and terms of their work, and their assessment and recommendations concerning the financial practices, controls, procedures and policies employed by the Corporation.

The Board of Directors has adopted a written charter for the Audit Committee setting forth the audit related functions the Committee is to perform. The charter is reviewed on an annual basis. This year, the Audit Committee reviewed the Corporation’s audited consolidated financial statements and met with both management and Marcum LLP, the Corporation’s independent auditors, to discuss those consolidated financial statements. Management has represented to the Audit Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has discussed with Marcum LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received from and discussed with Marcum LLP the written disclosure and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Marcum LLP’s communications with the Audit Committee concerning independence, and has discussed with Marcum LLP its independence. The Audit Committee also discussed with Marcum LLP any matters required to be discussed by auditing standards.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Corporation’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2010.

THE AUDIT COMMITTEE

Mr. Sam Srinivasan (Chairman)
Mr. James M. Pagos
Mr. Gerald F. Montry

SELECTION OF AUDITORS

The Audit Committee has selected the firm of Marcum LLP, an independent registered public accounting firm, to serve as auditors for the fiscal year ending December 31, 2011. Prior to this appointment, UHY LLP had served as the Corporation’s auditors since fiscal year 2005. It is expected that a representative of Marcum LLP will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. An affirmative majority of the votes cast by stockholders present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the selection of Marcum LLP as auditors.

Principal Accountant Fees and Services

Marcum LLP, was appointed as the Corporation’s independent auditors on May 7, 2010 and has audited the Corporation’s annual consolidated financial statements since then. Prior to the appointment of Marcum LLP, UHY LLP audited the Corporation’s 2009, 2008, 2007, 2006 and 2005 consolidated financial statements. In May 2010, Marcum LLP acquired the New England practice of UHY LLP which had provided the auditing services for the Corporation. The Board decided engage Marcum LLP as the Corporation’s auditors, thus continuing the relationship with the UHY auditors who became employees of Marcum LLP as part of the acquisition.

During 2010, Marcum LLP may have performed certain non-audit services that are permitted under the Sarbanes-Oxley Act and related rules of the SEC for the Corporation. During 2009, UHY LLP may have performed certain non-audit services that are permitted under the Sarbanes-Oxley Act and related rules of the SEC for the Corporation. The Audit Committee has determined that the audit-related services provided by these firms are compatible with maintaining its independence in the conduct of their auditing functions pursuant to the auditor independence rules of the SEC. No non-audit services were provided by Marcum LLP in 2010 or UHY LLP in 2009.

UHY LLP has a continuing arrangement with UHY Advisors, Inc. (the “Advisors”). Under this arrangement UHY LLP lease auditing staff who were full-time permanent employees of Advisors. Partners in UHY LLP provide non-audit services through Advisors. UHY LLP has no full-time permanent employees. Therefore, none of the audit services performed for the Corporation for 2009 was provided by permanent, full-time employees of UHY LLP. UHY LLP managed and supervised the audit staff and audit services provided, and is exclusively responsible for the report rendered in connection with its audit of the Corporation’s consolidated financial statements and its internal control over financial reporting.

Audit Fees

For 2010, Marcum LLP’s fees billed for professional services rendered for the audit of the Corporation’s annual financial statements included in the Corporation’s Annual Report on Form 10-K, reviews of the interim financial statements included in the Corporation’s Forms 10-Q, and assistance with registration statements and other periodic filings, were $304,819 for the year ended December 31, 2010.

For 2009, UHY LLP’s fees billed for professional services rendered for the audit of the Corporation’s annual financial statements and internal control over financial reporting included in the Corporation’s Annual Report on Form 10-K, reviews of the interim financial statements included in the Corporation’s Forms 10-Q, and assistance with registration statements and other periodic filings, were $399,050 for the year ended December 31, 2009.

Audit-Related Fees

The aggregate fees billed by Marcum LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and are not reported as “Audit Fees,” were $9,000 for the year ended December 31, 2010. The aggregate fees billed by UHY LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and are not reported as “Audit Fees,” were $9,000 for the year ended December 31, 2009. These fees were for the audits of the financial statements of the Corporation’s employee benefit plan.

Tax Fees

No tax services were rendered by Marcum LLP for the year ended December 31, 2010. No tax services were rendered by UHY LLP or Advisors for the year ended December 31, 2009.

All Other Fees

There were no fees billed by Marcum LLP for products and services other than those described above for the year ended December 31, 2010. There were no fees billed by UHY LLP for products and services other than those described above for the year ended December 31, 2009.

Pre-approval Policies and Procedures

All audit and non-audit services to be performed by the Corporation’s independent auditors must be approved in advance by the Audit Committee. As permitted by the SEC’s rules, the Audit Committee has authorized its Chairman to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reported to the full Audit Committee at its next meeting.

As early as practicable in each year, the independent auditors provide to the Audit Committee a schedule of the audit and other services that the independent auditor expect to provide or may provide during the next twelve months. The schedule will be specific as to the nature of the proposed services, the proposed fees, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the next twelve months.

A schedule of additional services proposed to be provided by the independent auditors, or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for its consideration and approval at any time. The schedule will be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service.

Applicable SEC rules and regulations permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. The services characterized above as audit-related, tax and all other, were pre-approved prior to being billed pursuant to these provisions in 2010.

INDEMNIFICATION MATTERS

The Corporation has entered into indemnification agreements with each of its Directors and Named Executive Officers. These agreements require the Corporation to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Corporation.

The Corporation has purchased primary directors’ and officers’ liability insurance from Axis Surplus, Illinois National and Allied World Assurance, covering all of the Corporation’s Directors and Named Executive Officers at an annual premium cost of $172,500.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL STOCKHOLDERS MEETING

Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Corporation must be received at the Corporation’s principal executive offices not later than December 20, 2011 and not before November 20, 2011. Notice should be sent to the attention of the Secretary of the Corporation and must contain specific information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. In order to curtail controversy as to the date on which a proposal will be marked as received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation’s Directors, Named Executive Officers and holders of more than 10% of the Corporation’s Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of the Corporation’s Common Stock. Such persons are required by regulations of the SEC to furnish the Corporation with copies of all such filings. Based solely on its review of the copies of such filings received by it with respect to fiscal 2010 and written representations from certain Reporting Persons, the Corporation believes that directors, Named Executive Officers and all other Reporting Persons complied with all Section 16(a) filing requirements in fiscal 2010, with the exception of Kris Shankar, who filed a Form 4 on July 13, 2010 to report his stock option grant on becoming the Senior Vice President of Worldwide Sales of the Corporation on July 7, 2010. This Form 4 was due on July 9, 2010.

RELATED PARTY TRANSACTIONS

There were no related party transactions other than those described in the Summary Compensation Table.

Review, Approval or Ratification of Transactions with Related Persons

All transactions with related parties requiring disclosure under United States securities laws are reviewed for potential conflict of interest by our Audit Committee. The Audit Committee will review the material facts of all related party transactions that require approval and either approve or disapprove of the entry into the related party transaction. In determining whether to approve a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

OTHER MATTERS

The Board of Directors of the Corporation knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares of Common Stock represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

Appendix A

TRANSWITCH CORPORATION

2005 EMPLOYEE STOCK PURCHASE PLAN

Article 1 — Purpose.

This 2005 Employee Stock Purchase Plan (the “Plan”) is intended to encourage stock ownership by all Eligible Employees (as defined in Article 3) of TranSwitch Corporation (the “Company”), a Delaware corporation, and its participating subsidiaries (as defined in Article 17) so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage Eligible Employees to remain in the employ of the Company and its participating subsidiaries. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

Article 2 — Administration of the Plan.

The Plan may be administered by a committee appointed by the Board of Directors of the Company (the “Committee”). The Committee shall consist of not less than two members of the Company’s Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee may select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final, unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best, provided that any such rules and regulations shall be applied on a uniform basis to all employees under the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors shall have all power and authority to administer the Plan. In such event, the word “Committee” wherever used herein shall be deemed to mean the Board of Directors.

Article 3 — Eligible Employees.

All employees of the Company or any of its participating subsidiaries whose customary employment is more than 20 hours per week and for more than five months in any calendar year and who have completed at least six (6) months of employment (each an “Eligible Employee”) shall be eligible to receive options under the Plan to purchase common stock of the Company, and all Eligible Employees shall have the same rights and privileges hereunder. Persons who are Eligible Employees on the first business day of any Payment Period (as defined in Article 5) shall receive their options as of such day. Persons who become Eligible Employees after any date on which options are granted under the Plan shall be granted options on the first day of the next succeeding Payment Period on which options are granted to Eligible Employees under the Plan. In no event, however, may an employee be granted an option if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent corporation or subsidiary corporation, as the terms “parent corporation” and “subsidiary corporation” are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the stock attribution rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

Article 4 — Stock Subject to the Plan.

The stock subject to the options under the Plan shall be shares of the Company’s authorized but unissued common stock, par value $.001 per share (the “Common Stock”), or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 125,000, subject to adjustment as provided in Article 12. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

Article 5 — Payment Period and Stock Options.

The first Payment Period during which Eligible Employee’s payroll deductions will be accumulated under the Plan shall commence on July 1, 2005 and shall end on December 31, 2005. For the remainder of the duration of the Plan, Payment Periods shall consist of the six-month periods commencing on January 1 and ending on June 30 and commencing on July 1 and ending on December 31 of each calendar year.

Twice each year, on the first business day of each Payment Period, the Company will grant to each Eligible Employee who is then a participant in the Plan an option to purchase on the last day of such Payment Period, at the Option Price hereinafter provided for, a maximum of 2,000 shares, on condition that such employee remains eligible to participate in the Plan throughout the remainder of such Payment Period. The participant shall be entitled to exercise the option so granted only to the extent of the participant’s accumulated payroll deductions on the last day of such Payment Period. If the participant’s accumulated payroll deductions on the last day of the Payment Period would enable the participant to purchase more than 2,000 shares except for the 2,000-share limitation, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the 2,000 shares shall be promptly refunded to the participant by the Company. In no event will interest accrue on payroll deductions or any amount refunded to the participant. The Option Price per share for each Payment Period shall be the lesser of (i) 85% of the average market price of the Common Stock on the first business day of the Payment Period and (ii) 85% of the average market price of the Common Stock on the last business day of the Payment Period, in either event rounded up to avoid fractions of a dollar other than 1/4, 1/2 and 3/4. The foregoing limitation on the number of shares subject to option and the Option Price shall be subject to adjustment as provided in Article 12.

For purposes of the Plan, the term “average market price” on any date means (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq Stock Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq Stock Market; or (iv) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length.

For purposes of the Plan, the term “business day” means a day on which there is trading on the Nasdaq Stock Market or the aforementioned national securities exchange, whichever is applicable pursuant to the preceding paragraph; and if neither is applicable, a day that is not a Saturday, Sunday or legal holiday in the State of Connecticut.

No employee shall be granted an option which permits the employee’s right to purchase stock under the Plan, and under all other Section 423(b) employee stock purchase plans of the Company and any parent or subsidiary corporations, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined on the date or dates that options on such stock were granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code. If the participant’s accumulated payroll deductions on the last day of the Payment Period would otherwise enable the participant to purchase Common Stock in excess of the Section 423(b)(8) limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be promptly refunded to the participant by the Company, without interest.

Article 6 — Exercise of Option.

Each Eligible Employee who continues to be a participant in the Plan on the last day of a Payment Period shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as the participant’s accumulated payroll deductions on such date will pay for at the Option Price, subject to the 2,000-share limit of the option and the Section 423(b)(8) limitation described in Article 5. If the individual is not a participant on the last day of a Payment Period, then he or she shall not be entitled to exercise his or her option. Only full shares of Common Stock may be purchased under the Plan. Unused payroll deductions remaining in a participant’s account at the end of a Payment Period by reason of the inability to purchase a fractional share shall be promptly refunded to the participant by the Company without interest.

Article 7 — Authorization for Entering the Plan.

An Eligible Employee may elect to enter the Plan by filling out, signing and delivering, in manual or electronic format, to the Company an authorization:

A. Stating the whole percentage to be deducted regularly from the employee’s pay;

B. Authorizing the purchase of stock for the employee in each Payment Period in accordance with the terms of the Plan; and

C. Specifying the exact name or names in which stock purchased for the employee is to be issued as provided under Article 11 hereof.

Such authorization must be received by the Company at least ten days before the first day of the next succeeding Payment Period and shall take effect only if the employee is an Eligible Employee on the first business day of such Payment Period.

Unless a participant files a new authorization or withdraws from the Plan, the deductions and purchases under the authorization the participant has on file under the Plan will continue from one Payment Period to succeeding Payment Periods as long as the Plan remains in effect.

The Company will accumulate and hold for each participant’s account the amounts deducted from his or her pay. No interest will be paid on these amounts.

Article 8 — Maximum Amount of Payroll Deductions.

An employee may authorize payroll deductions in an amount (expressed as a whole percentage) not less than one percent (1%) but not more than five percent (5%) of the employee’s total cash compensation, including base pay or salary and any overtime, or commissions. Total cash compensation will exclude bonus payments or other incentive compensation as determined in the Company’s sole discretion.

Article 9 — Change in Payroll Deductions.

Deductions may not be increased or decreased during a Payment Period. However, a participant may withdraw in full from the Plan.

Article 10 — Withdrawal from the Plan.

An employee may withdraw from the Plan (in whole but not in part) at any time by delivering a withdrawal notice to the Company no later than ten business days prior to the last day of the Payment Period, in which case the Company will promptly refund the entire balance of the employee’s deductions not previously used to purchase stock under the Plan.

To re-enter the Plan, an Eligible Employee who has previously withdrawn must file a new authorization at least ten business days before the first day of the next Payment Period in which he or she wishes to participate. The Eligible Employee’s re-entry into the Plan becomes effective at the beginning of such Payment Period, provided that he or she is an Eligible Employee on the first business day of the Payment Period.

Article 11 — Issuance of Stock.

Certificates for stock issued to participants shall be delivered or electronic transfer will be effected as soon as practicable after each Payment Period by the Company’s transfer agent.

Stock purchased under the Plan shall be issued only in the name of the participant, or if the participant’s authorization so specifies, in the name of the participant and another person of legal age as joint tenants with rights of survivorship.

Article 12 — Adjustments.

Upon the happening of any of the following described events, a participant’s rights under options granted under the Plan shall be adjusted as hereinafter provided:

A. In the event that the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if, upon a reorganization, split-up, liquidation, recapitalization or the like of the Company, the shares of Common Stock shall be exchanged for other securities of the Company, each participant shall be entitled, subject to the conditions herein stated, to purchase such number of shares of Common Stock or amount of other securities of the Company as were exchangeable for the number of shares of Common Stock that such participant would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange; and

B. In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each participant upon exercising such an option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which the participant is exercising his or her option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares, respectively, which the participant would have received if the participant had been the holder of the shares as to which the participant is exercising his or her option at all times between the date of the granting of such option and the date of its exercise.

Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Article 4 hereof which are subject to options which have been or may be granted under the Plan and the limitations set forth in the second paragraph of Article 5 shall also be appropriately adjusted to reflect the events specified in paragraphs A. and B. above. Notwithstanding the foregoing, any adjustments made pursuant to paragraphs A. or B. shall be made only after the Committee, based on advice of counsel for the Company, determines whether such adjustments would constitute a “modification” (as that term is defined in Section 424 of the Code and other interpretative guidance from the Internal Revenue Service). If the Committee determines that such adjustments would constitute a modification, it may refrain from making such adjustments.

If the Company is to be consolidated with or acquired by another entity in a merger, a sale of all or substantially all of the Company’s assets or otherwise (an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”) shall, with respect to options then outstanding under the Plan, either (i) make appropriate provision for the continuation of such options by arranging for the substitution on an equitable basis for the shares then subject to such options either (a) the consideration payable with respect to the outstanding shares of the Common Stock in connection with the Acquisition, (b) shares of stock of the successor corporation, or a parent or subsidiary of such corporation, or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such options immediately preceding the Acquisition; or (ii) terminate each participant’s options in exchange for a cash payment equal to the excess of (a) the fair market value on the date of the Acquisition, of the number of shares of Common Stock that the participant’s accumulated payroll deductions as of the date of the Acquisition could purchase, at an option price determined with reference only to the first business day of the applicable Payment Period and subject to the 2,000 share limit, Code Section 423(b)(8) and fractional-share limitations on the amount of stock a participant would be entitled to purchase, over (b) the result of multiplying such number of shares by such option price.

The Committee or Successor Board shall determine the adjustments to be made under this Article 12, and its determination shall be conclusive.

Article 13 — No Transfer or Assignment of Employee’s Rights.

An employee’s rights under the Plan are the employee’s alone and may not be transferred or assigned to, or availed of by, any other person other than by will or the laws of descent and distribution. Any option granted under the Plan to an employee may be exercised, during the employee’s lifetime, only by the employee.

Article 14 — Termination of Employee’s Rights.

Whenever a participant ceases to be an Eligible Employee because of retirement, voluntary or involuntary termination, resignation, layoff, discharge, death or for any other reason, his or her rights under the Plan shall immediately terminate, and the Company shall promptly refund, without interest, the entire balance of his or her payroll deduction account under the Plan. Notwithstanding the foregoing, eligible employment shall be treated as continuing intact while a participant is on military leave, sick leave or other bona fide leave of absence, for up to 90 days, or for so long as the participant’s right to re-employment is guaranteed either by statute or by contract, if longer than 90 days.

If a participant’s payroll deductions are interrupted by any legal process, a withdrawal notice will be considered as having been received from the participant on the day the interruption occurs.

Nothing in the Plan, or the grant of a option hereunder, shall confer upon a participant any right to continue in the employ of the Company or shall affect the right of the Company to terminate the employment of the participant, with or without cause.

Article 15 — Termination and Amendments to Plan.

Unless terminated sooner as provided below, the Plan shall terminate on December 31, 2014. The Plan may be terminated at any time by the Company’s Board of Directors but such termination shall not affect options then outstanding under the Plan. It will terminate in any case when all or substantially all of the unissued shares of stock reserved for the purposes of the Plan have been purchased. If at any time shares of stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock, and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded, without interest.

The Committee or the Board of Directors may from time to time adopt amendments to the Plan provided that, without the approval of the stockholders of the Company, no amendment may (i) increase the number of shares that may be issued under the Plan; (ii) change the class of employees eligible to receive options under the Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code; or (iii) cause Rule 16b-3 under the Securities Exchange Act of 1934 to become inapplicable to the Plan.

Article 16 — Limits on Sale of Stock Purchased under the Plan.

The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable federal or state securities laws and subject to any restrictions imposed under Article 21 to ensure that tax withholding obligations are satisfied. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

Article 17 — Participating Subsidiaries.

The term “participating subsidiary” shall mean any present or future subsidiary of the Company, as that term is defined in Section 424(f) of the Code, which is designated from time to time by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designation before or after the Plan is approved by the stockholders.

Article 18 — Optionees Not Stockholders.

Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been actually purchased by the employee.

Article 19 — Application of Funds.

The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

Article 20 — Notice to Company of Disqualifying Disposition.

By electing to participate in the Plan, each participant agrees to notify the Company in writing immediately after the participant transfers Common Stock acquired under the Plan, if such transfer occurs within two years after the first business day of the Payment Period in which such Common Stock was acquired. Each participant further agrees to provide any information about such a transfer as may be requested by the Company or any subsidiary corporation in order to assist it in complying with the tax laws. Such dispositions generally are treated as “disqualifying dispositions” under Sections 421 and 424 of the Code, which have certain tax consequences to participants and to the Company and its participating subsidiaries.

Article 21 — Withholding of Additional Income Taxes.

By electing to participate in the Plan, each participant acknowledges that the Company and its participating subsidiaries are required to withhold taxes with respect to the amounts deducted from the participant’s compensation and accumulated for the benefit of the participant under the Plan, and each participant agrees that the Company and its participating subsidiaries may deduct additional amounts from the participant’s compensation, when amounts are added to the participant’s account, used to purchase Common Stock or refunded, in order to satisfy such withholding obligations. Each participant further acknowledges that when Common Stock is purchased under the Plan the Company and its participating subsidiaries may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Common Stock purchased and its purchase price, and each participant agrees that such taxes may be withheld from compensation otherwise payable to such participant. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the participant under Article 7 will be used to purchase Common Stock. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any participant, then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the participant’s accumulated payroll deductions and apply the net amount to the purchase of Common Stock, unless the participant pays to the Company, prior to the exercise date, an amount sufficient to satisfy such withholding obligations. Each participant further acknowledges that the Company and its participating subsidiaries may be required to withhold taxes in connection with the disposition of stock acquired under the Plan and agrees that the Company or any participating subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Stock by the participant upon the payment to the Company or such subsidiary of an amount sufficient to satisfy such withholding requirements.

Article 22 — Governmental Regulations.

The Company’s obligation to sell and deliver shares of Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to identify shares of Common Stock issued under the Plan on its stock ownership records and send tax information statements to employees and former employees who transfer title to such shares.

Article 23 — Governing Law.

The validity and construction of the Plan shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

Article 24 — Approval of Board of Directors and Stockholders of the Company.

The Plan was adopted by the Board of Directors on March 17, 2005 and was approved by the stockholders of the Company as of May 19, 2005.

Amendments

1.	The Plan was amended by the Board of Directors on August 6, 2009 to increase the maximum number of shares that may be purchased pursuant to the terms of the 2005 Plan by an Eligible Employee from 1,000 shares of Common Stock to 10,000 shares. This amendment took effect on January 1, 2010, the start of the next six month deduction period.
2.	The Plan was amended on November 24, 2009 as a result of the Company’s 1:8 stock split to (i) change the maximum number of shares that may be purchased pursuant to the terms of the 2005 Plan by an Eligible Employee from 10,000 shares of Common Stock to 1,250 shares and (ii) change the aggregate number of shares that may be issued under the Plan from 1,000,000 to 125,000. This amendment took effect on January 1, 2010, the start of the next six month deduction period.
3.	The Plan was amended by the Board of Directors on May 20, 2010 to increase the maximum number of shares that may be purchased pursuant to the terms of the 2005 Plan by an Eligible Employee from 1,250 shares of Common Stock to 2,000 shares and to change the minimum length of service required to participate in the Plan from one year to six months. This amendment took effect on July 1, 2010, the start of the next six month deduction period.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	TSCORP	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors
	For	Against	Abstain
01 Mr. Faraj Aalaei	☐	☐	☐
02 Mr. Thomas H. Baer	☐	☐	☐
03 Mr. Herbert Chen	☐	☐	☐
04 Dr. M. Ali Khatibzadeh	☐	☐	☐
05 Mr. Richard Lynch	☐	☐	☐
06 Mr. Gerald F. Montry	☐	☐	☐
07 Mr. Sam Srinivasan	☐	☐	☐

	For	Against	Abstain
The Board of Directors recommends that you vote FOR proposals 2, 3, and 4.
2. To add an additional 125,000 shares to our 2005 Employee Stock Purchase Plan as amended.	☐	☐	☐
3. To ratify the appointment of Marcum LLP as the Corporation’s independent registered public company accounting firm for the fiscal year ending December 31, 2011.	☐	☐	☐
4. To transact such other business as may properly come before the meeting and any continuations or adjournments thereof.	☐	☐	☐

TranSwitch Corporation Annual Meeting of Stockholders — Thursday, May 19, 2011 Time: 10:00 a.m., local time
Place: Scinto Corporate Park, Tower 3 — Auditorium, 3 Corporate Drive, Shelton, CT 06484
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The stockholder(s) hereby appoint(s) Dr. M. Ali Khatibzadeh and Mr. Robert A. Bosi, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of TranSwitch Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time on Thursday, May 19, 2011 at the Scinto Corporate Park, Tower 3 — Auditorium, 3 Corporate Drive, Shelton, CT 06484, and any adjournment or postponement thereof.
The stockholder(s) hereby acknowledge(s) receipt of the Proxy Statement dated April 8, 2011.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED (a) “FOR” the election of the nominees for director named in Item 1 and (b) in accordance with the recommendations of the Board of Directors on the other matters listed on the reverse side of this card; and at their discretion on any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE